Exhibit 10.32











                               AGREEMENT OF LEASE


                                     between


                        CAMPUS INVESTORS D BUILDING, L.P.


                                       and


                                 MEDSTAFF, INC.














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                                TABLE OF CONTENTS
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1.    BASIC TERMS; OTHER DEFINED TERMS; EXHIBITS..................................................................1

   1.1.     Basic Terms...........................................................................................1
   1.2.     Other Defined Terms...................................................................................3
   1.3.     Exhibits..............................................................................................3

2.    DEMISE; TERM; FREE RENT PERIOD; ADDITION OPTION.............................................................4

   2.1.     Demise................................................................................................4
   2.2.     Term..................................................................................................4
   2.3.     Free Base Rent Period.................................................................................4
   2.4.     Workletter............................................................................................5

3.    USE.........................................................................................................5

   3.1.     Use...................................................................................................5

4.    RENT........................................................................................................5

   4.1.     Base Rent.............................................................................................5
   4.2.     Additional Rent; Rent In General......................................................................5
   4.3.     Payments of Less Than Full Amount Due.................................................................6

5.    [INTENTIONALLY OMITTED].....................................................................................6


6.    TAXES.......................................................................................................6

   6.1.     The Tax Adjustment....................................................................................6
   6.2.     Monthly Tax Payments..................................................................................6
   6.3.     Tax Statement.........................................................................................7
   6.4.     Continuing Obligation to Make Payments on Account of Next Tax Year....................................7
   6.5.     Landlord's Right to Waive Requirement for Monthly Tax Payments........................................7
   6.6.     Certain Reassessments.................................................................................7

7.    OPERATING EXPENSES..........................................................................................7

   7.1.     The Operating Expense Adjustment......................................................................7
   7.2.     Monthly Expense Payments..............................................................................7
   7.3.     Operating Expense Statement...........................................................................8
   7.4.     Inspection Right......................................................................................8

8.    MAINTENANCE AND REPAIR OF THE PREMISES......................................................................9


9.    OPERATION OF THE PREMISES AND THE PROPERTY; COMMON FACILITIES; PARKING......................................9

   9.1.     General Restrictions..................................................................................9
   9.2.     Rules and Regulations................................................................................10
   9.3.     Declaration and REA..................................................................................11
   9.4.     Americans With Disabilities Act......................................................................11
   9.5.     Common Facilities....................................................................................11
   9.6.     Parking..............................................................................................11

10.   LANDLORD'S RIGHT OF ACCESS; LANDLORD'S RIGHT TO CURE.......................................................12

   10.1.    Right to Enter Premises..............................................................................12
   10.2.    Right to Install Equipment...........................................................................12
   10.3.    Landlord's Right To Cure.............................................................................12
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11.   LANDLORD'S SERVICES........................................................................................13

   11.1.    HVAC.................................................................................................13
   11.2.    Electric.............................................................................................13
   11.3.    Water................................................................................................14
   11.4.    Elevator Service.....................................................................................14
   11.5.    Janitorial Service to the Premises...................................................................14
   11.6.    Cleaning, Maintenance and Repair by Landlord.........................................................14
   11.7.    Costs of Performance.................................................................................16
   11.8.    Interruption of Services.............................................................................16

12.   COVENANT OF QUIET ENJOYMENT................................................................................17


13.   ALTERATIONS; SIGNS.........................................................................................17

   13.1.    General Requirements.................................................................................17
   13.2.    Removal of Alterations...............................................................................17
   13.3.    Signs................................................................................................18

14.   INDEMNIFICATION; INSURANCE.................................................................................18

   14.1.    Indemnification......................................................................................18
   14.2.    Tenant's Insurance...................................................................................19
   14.3.    Policy Requirements..................................................................................20
   14.4.    Delivery of Certificates; Failure to Maintain Insurance..............................................20
   14.5.    Waiver of Subrogation................................................................................21
   14.6.    Self Insurance.......................................................................................21

15.   DAMAGE OR DESTRUCTION......................................................................................21

   15.1.    Duty to Restore; Limitations.........................................................................21
   15.2.    Landlord's Right to Terminate........................................................................22
   15.3.    Tenant's Right to Terminate..........................................................................23
   15.4.    Rent Abatement.......................................................................................23

16.   CONDEMNATION...............................................................................................23

   16.1.    Total Taking.........................................................................................23
   16.2.    Partial Taking.......................................................................................23
   16.3.    Landlord's Right To Terminate........................................................................24
   16.4.    Award................................................................................................24

17.   [INTENTIONALLY OMITTED]....................................................................................24


18.   SUBLETTING AND ASSIGNMENT..................................................................................24

   18.1.    Notice of Intent; Landlord's Right to Terminate......................................................24
   18.2.    Consent Required.....................................................................................25
   18.3.    Profit...............................................................................................25
   18.4.    Joint and Several Liability..........................................................................26
   18.5.    No Waiver of Future Compliance.......................................................................26
   18.6.    Transfer of Control; Transfers By Legal Process or Operation of Law..................................26
   18.7.    Sublease or Assignment to Permitted Transferees......................................................26

19.   MORTGAGEE PROVISIONS; ESTOPPEL CERTIFICATE.................................................................27

   19.1.    Subordination........................................................................................27
   19.2.    Attornment...........................................................................................27
   19.3.    Further Assurances...................................................................................28
   19.4.    Modifications........................................................................................28
   19.5.    Right to Cure........................................................................................28
   19.6.    Limitations on Liability of Mortgagees/Overlessors...................................................28
   19.7.    Estoppel Certificate.................................................................................29
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20.   ENVIRONMENTAL MATTERS......................................................................................30

   20.1.    Covenants............................................................................................30
   20.2.    Indemnification; Breach of Covenants.................................................................31

21.   SURRENDER; UNDETERMINED CHARGES............................................................................32

   21.1.    Condition Upon Surrender.............................................................................32
   21.2.    Personal Property....................................................................................32
   21.3.    Undetermined Charges.................................................................................32

22.   RETENTION OF PREMISES AFTER TERMINATION OF TERM............................................................33

   22.1.    Holdover.............................................................................................33
   22.2.    Right To Treat Tenant as Trespasser..................................................................33
   22.3.    Additional Remedies; Remedies Cumulative.............................................................33

23.   EVENTS OF DEFAULT..........................................................................................34

   23.1.    Defined..............................................................................................34
   23.2.    [Intentionally Omitted]..............................................................................35
   23.3.    Landlord Default.....................................................................................35

24.   REMEDIES...................................................................................................36

   24.1.    Termination of Lease.................................................................................36
   24.2.    Reletting; Right to Collect Rent from Subtenants.....................................................36
   24.3.    Acceleration of Rent.................................................................................36
   24.4.    Removal of Contents by Landlord......................................................................37
   24.5.    [Intentionally Omitted]..............................................................................37
   24.6.    CONFESSION OF JUDGMENT...............................................................................37
   24.7.    [Intentionally Omitted]..............................................................................38

25.   PROVISIONS CONCERNING REMEDIES.............................................................................38

   25.1.    Rights of Landlord's Successors and Assigns..........................................................38
   25.2.    Waiver  of Landlord and Tenant Act Notices...........................................................38
   25.3.    Survival of Tenant's Obligations.....................................................................38
   25.4.    Injunction...........................................................................................38
   25.5.    Waiver of Redemption.................................................................................39
   25.6.    Rights Cumulative....................................................................................39
   25.7.    Expenses.............................................................................................39
   25.8.    Waivers..............................................................................................39
   25.9.    Waiver of Jury Trial.................................................................................39

26.   OPTION TO RENEW............................................................................................39

   26.1.    Grant of Renewal Option..............................................................................39
   26.2.    Conditions...........................................................................................40
   26.3.    Terms................................................................................................40
   26.4.    Determination of Market Rent.........................................................................41

27.   AAS OPTION.................................................................................................42

   27.1.    Overview.............................................................................................42
   27.2.    Grant of AAS Option; Exercise of AAS Option..........................................................42
   27.3.    Conditions...........................................................................................42
   27.4.    Terms of Lease of the Included Space.................................................................43
   27.5.    AAS Option Not Exhausted By One Exercise.............................................................44

28.   NOTICES....................................................................................................45
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29.   MISCELLANEOUS..............................................................................................45

   29.1.    Brokers..............................................................................................45
   29.2.    Successors and Assigns...............................................................................45
   29.3.    Limitation of Landlord's Liability...................................................................45
   29.4.    Time of the Essence..................................................................................46
   29.5.    Severability.........................................................................................46
   29.6.    Entire Agreement; Modifications......................................................................46
   29.7.    Interpretation of Lease..............................................................................46
   29.8.    Governing Law........................................................................................46
   29.9.    Powers of Attorney...................................................................................47
   29.10.    Joint and Several Liability.........................................................................47
   29.11.    Delivery For Examination............................................................................47
   29.12.    Corporate and Partnership Tenants...................................................................47
   29.13.    Financial Statements................................................................................47
   29.14.    Third Party Beneficiaries...........................................................................48
   29.15.    OFAC................................................................................................48

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                                       iv

                               AGREEMENT OF LEASE

         THIS AGREEMENT OF LEASE (the "Lease") is made as of February 15, 2006, by and between CAMPUS INVESTORS D BUILDING, L.P., a Delaware limited partnership, (the "Landlord"), and MEDSTAFF, INC., a Delaware corporation (the "Tenant").

                              W I T N E S S E T H:

         For and in consideration of the mutual covenants and agreements set forth in this Lease, and intending to be legally bound, Landlord and Tenant agree as follows:

         1. BASIC TERMS; OTHER DEFINED TERMS; EXHIBITS.

            1.1. Basic Terms.

                 This Section 1.1 contains definitions of certain basic terms used in this Lease. When used in this Lease, these terms shall have the meanings, or be ascribed the amounts, set forth below:

                 1.1.1. Building. The two story, approximately 240,000 rentable square foot office building known as D Building located in Newtown Square, Delaware County, Pennsylvania, on Convertible Real Estate Parcel D of Kelly Preserve ("Kelly Preserve"), which is Unit 1 of Ellis Preserve ("Ellis Preserve"), both planned communities pursuant to the provisions of the Pennsylvania Uniform Planned Community Act, 68 Pa. C.S. ss.5101, et. seq., as amended.

                 1.1.2. Property. The parcel of land on which the Building is located, being the Kelly Preserve, as more particularly described in Exhibit 1.1.2.

                 1.1.3. Premises. The space, containing approximately 31,959 rentable square feet, located on the second floor of the Building, as more particularly shown on the Plan, such measurement to be subject to final determination by Landlord's architect in accordance with 1996 ANSI/BOMA Z65.1 standards (provided that the common area shall be deemed to be not more than eighteen percent (18%) of the building area).

                 1.1.4. Base Rent.

                 Lease Months         RSF             Annual           Monthly
                 ------------         ---             ------           -------
                   1 - 5            $0.00         $0.00              $0.00
                   6 - 17           $23.75        $759,026.25        $63,252.19
                   18 - 29          $24.25        $775,005.75        $64,583.81
                   30 - 41          $24.75        $790,985.25        $65,915.44
                   42 - 53          $25.25        $806,964.75        $67,247.06
                   54 - 65          $25.75        $822,944.25        $68,578.69
                   66 - 77          $26.25        $838,923.75        $69,910.31
                   78 - 89          $26.75        $854,903.25        $71,241.94

The annual Base Rent per rentable square foot is as set forth in the second column of the above chart; however, the annual and monthly Base Rents set forth above are subject to adjustment, based upon the final determination of the rentable square footage of the Premises made by Landlord's architect.

                 1.1.5. Tenant's Share. 13.32 %. This represents the percentage equivalent of a fraction, the numerator of which is 31,959, and the denominator of which is 240,000 (which the parties agree is the rentable area of the Building). Tenant's Share is subject to adjustment, based upon the final determination of the rentable square footage of the Premises made by Landlord's architect.

                 1.1.6. Term. Seven (7) years, five (5) months, subject to
Section 2.2.

                 1.1.7. Security. A Lease Guaranty dated on the same date as this Lease (the "Guaranty") by Cross Country Healthcare Inc. (the "Guarantor") in favor of Landlord.

                 1.1.8. Brokers. Grubb & Ellis and GPX Realty Partners.

                 1.1.9. Addresses for Notices.

         If to Landlord:

                  Campus Investors D Building, L.P.
                  c/o BPG Management Company, L.P.
                  Suite 150
                  770 Township Line Road
                  Yardley, PA  19067
                  Facsimile No.:  (267) 757-0549

         With a required copy to:

                  BPG Properties, Ltd.
                  3000 Centre Square West
                  1500 Market Street
                  Philadelphia, PA  19102
                  Attention:  General Counsel
                  Facsimile No.:  (215) 569-0329



                                       2
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         If to Tenant:

                  Prior to Commencement Date:

                  MedStaff, Inc.
                  297 South Newtown Street Road
                  Newtown Square, Pennsylvania
                  Attention:  Tim Rodden, COO
                  Facsimile No.:  (610) 353-7850

         From and After Commencement Date:

                  MedStaff, Inc.
                  3805 West Chester Pike
                  Newtown Square, PA  19073
                  Attention:  Tim Rodden, COO
                  Facsimile No.:  [to be provided by Tenant prior to
                                  Commencement Date]

         With a required copy to:

                  Cross Country Healthcare, Inc.
                  6551 Park of Commerce Blvd., N.W.
                  Boca Raton, FL 33487
                  Attention: General Counsel
                  Facsimile No.:  (800) 565-9774

            1.2. Other Defined Terms.

                 Exhibit 1.2 contains a list of all capitalized terms used in this Lease, together with the definitions of such terms or references to the Sections in which such definitions may be found. All capitalized terms used in this Lease have the meanings set forth in Exhibit 1.2 or in the Sections in which the definitions of such terms appear.

            1.3. Exhibits.

                 The following documents are attached as exhibits to and are a part of this Lease:

                  Exhibit 1.1.2           Legal Description of Property
                  Exhibit 1.2             Definitions
                  Exhibit 2.1.1           Plan of the Premises
                  Exhibit 2.2.3           Commencement Date Agreement
                  Exhibit 2.4             Workletter
                  Exhibit 9.2.1           Rules and Regulations
                  Exhibit 9.6.1           Location of Parking Spaces
                  Exhibit 11.1.1          HVAC System
                  Exhibit 13.1.2          Standards for Work Performed by Tenant
                  Exhibit 27.1            Adjacent Space


                                       3
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         2. DEMISE; TERM; FREE RENT PERIOD; ADDITION OPTION.

            2.1. Demise.

                 Landlord hereby demises and leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord, including nonexclusive access to all Common Facilities, subject to the rights of other tenants, for the Term and upon and subject to the terms and conditions of this Lease. The Premises is shown on the plan attached to this Lease as Exhibit 2.1.1 (the "Plan"). The Plan is attached for purposes of illustration only. The actual dimensions of the Premises may vary from those shown on the Plan.

            2.2. Term.

                 2.2.1. The Term shall commence on the date (the "Commencement Date") which is the earlier of (a) the date on which Tenant takes possession of the Premises, or (b) the date that the Tenant Improvements are Substantially Completed or would have been Substantially Completed but for Tenant Delay. The Rent Commencement Date shall occur on the date which is five (5) calendar months following the Commencement Date.

                 2.2.2. If the Commencement Date occurs on the first day of a calendar month, the Term shall end seven (7) years and five (5) months from the Commencement Date, unless extended or sooner terminated as provided in this Lease. If the Commencement Date occurs on any day other than the first day of a calendar month, the Term shall end seven (7) years and five (5) months from the first day of the calendar month immediately following the Commencement Date, unless extended or sooner terminated as provided in this Lease. The date upon which the Term expires is referred to as the "Expiration Date."

                 2.2.3. After the Commencement Date has been determined, Landlord and Tenant shall enter into an agreement, in the form attached to this Lease as Exhibit 2.2.3, confirming the Commencement Date, the Rent Commencement Date and the Expiration Date of the Term. In the event Tenant fails to execute and deliver such agreement within ten (10) days of written request by Landlord, Tenant does hereby make, constitute and appoint Landlord as Tenant's attorney-in-fact and agent in its name, place and stead to do so. This power of attorney is given as security coupled with an interest and is irrevocable.

            2.3. Free Base Rent Period.

                 During the five-month period between the Commencement Date and the Rent Commencement Date, Landlord and Tenant shall comply with all of the terms and conditions of this Lease except that during such period Tenant shall not be obligated to pay Base Rent.

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            2.4. Workletter.

                 Landlord has agreed to make certain improvements to the Premises in connection with Tenant's occupancy thereof, as more particularly described in the Workletter attached hereto as Exhibit 2.4 (the "Workletter"). Except as otherwise expressly set forth in the Workletter, Landlord shall have no obligation to make any alterations or improvements to the Premises or provide any allowance or credit to Tenant for such purpose.

         3. USE.

            3.1. Use.

                 Tenant shall use and occupy the Premises for general business office purposes and for no other purpose whatsoever. Without limiting the foregoing, Tenant shall not use or occupy the Premises for any purpose that would (a) cause the Premises or the Property to be deemed a "place of public accommodation" under the Americans with Disabilities Act of 1990 (the "ADA"), or
(b) be inconsistent with the operation of the Property as a first class office building.

         4. RENT.

            4.1. Base Rent.

                 4.1.1. Tenant shall pay Base Rent commencing on the Rent Commencement Date and continuing throughout the Term.

                 4.1.2. Base Rent is payable by Tenant in monthly installments in the amounts set forth in Subsection 1.1.4 (subject to adjustment as set forth in Subsection 1.1.4), without notice or demand, in advance on the first day of each and every calendar month from and after the Rent Commencement Date. If the Rent Commencement Date is a day other than the first day of a calendar month, Tenant shall pay Landlord, on the Rent Commencement Date, a pro rated portion of the monthly installment of Base Rent for such partial month, based on the number of days remaining in such partial month.

            4.2. Additional Rent; Rent In General.

                 4.2.1. All amounts payable by Tenant pursuant to this Lease other than Base Rent are additional rent ("Additional Rent") (Base Rent and Additional Rent being referred to collectively as "Rent"). Landlord shall have the same rights and remedies for nonpayment of Additional Rent as Landlord has for nonpayment of Base Rent.

                 4.2.2. Except as specifically set forth herein, Tenant shall pay all Rent without deduction, recoupment or setoff of any amount for any reason whatsoever and Tenant's covenant and agreement to pay Rent shall for all purposes be construed to be a separate and independent covenant. Payments denominated by Tenant as other than Base Rent shall not be credited against Tenant's obligation to pay Base Rent.

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

                 4.2.3. All Rent shall be paid at the office of Landlord set forth in Subsection 1.1.10 or such other place as Landlord may from time to time designate by written notice to Tenant.

                 4.2.4. Any payment of Rent which is not paid when due shall bear interest at the Overdue Interest Rate from the date due until the date paid by Tenant. In addition, Tenant shall pay Landlord an administrative charge of five percent (5%) of any amount which is not paid within thirty (30) days after Tenant's receipt of notice from Landlord.

            4.3. Payments of Less Than Full Amount Due.

                 Any payment by Tenant or acceptance by Landlord of less than the full amount due from Tenant shall be treated as a payment on account. Landlord's acceptance of a check for less than the full amount due with an endorsement or statement thereon, or upon any letter accompanying a check or payment, that such lesser amount is payment in full or payment for any particular item of Rent, shall be given no effect, and Landlord may accept such check or payment without prejudice to any other rights or remedies which Landlord may have against Tenant. Landlord may apply such payments against such items of Rent as Landlord may in its sole discretion determine.

         5. [Intentionally Omitted].

         6. TAXES.

            6.1. The Tax Adjustment.

                 Tenant shall pay Landlord as Additional Rent the Tax Adjustment for each Tax Year from and after the Commencement Date, beginning with the calendar year 2007. If the Expiration Date is any date other than the last day of a Tax Year, the Tax Adjustment for such Tax Year shall be pro rated based upon the portion(s) of such Tax Year(s) that fall within the Term.

            6.2. Monthly Tax Payments.

                 6.2.1. From and after January 1, 2007, Tenant shall pay Landlord monthly payments on account of the Tax Adjustment (the "Monthly Tax Payment(s)") for the relevant Tax Year. The Monthly Tax Payments shall be payable on the first day of each month throughout the Term.

                 6.2.2. The Monthly Tax Payments shall equal one-twelfth of the Estimated Tax Adjustment for the relevant Tax Year. Landlord may revise the Estimated Tax Adjustment from time to time by notice in writing to Tenant.

            6.3. Tax Statement.

                 Following Landlord's receipt of the annual bills for Taxes for each Tax Year during the Term, Landlord shall furnish Tenant with a Tax Statement. Within thirty (30) days following the receipt of the Tax Statement, Tenant shall pay Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between the Monthly Tax Payments previously paid on account of the Tax Adjustment for the relevant Tax Year and the actual Tax Adjustment for such Tax Year. Any Tax Statement shall be deemed approved by Tenant as correct unless within sixty (60) days after receipt of the Tax Statement, Tenant notifies Landlord in writing that Tenant disputes the accuracy of the Tax Statement, specifying in detail the basis for such assertion. Pending the resolution of such dispute, Tenant shall make payments in accordance with the Tax Statement submitted by Landlord.

            6.4. Continuing Obligation to Make Payments on Account of Next Tax Year.

                 After payment of the full amount of the Tax Adjustment for any Tax Year, Tenant shall continue to pay Monthly Tax Payments of one-twelfth of the Estimated Tax Adjustment for the following Tax Year during the Term.

            6.5. Landlord's Right to Waive Requirement for Monthly Tax Payments.

                 Notwithstanding the foregoing, Landlord may, from time to time, during the Term elect to waive the requirement for payment of Monthly Tax Payments. In such case, Tenant shall pay the full amount of any unpaid Tax Adjustment within ten (10) days after Tenant receives a Tax Statement.

            6.6. Certain Reassessments .

                 Notwithstanding anything in this Lease to the contrary, Tenant shall not be required to pay, and the Tax Adjustment shall not include, Taxes imposed by a so called "spot assessment".

         7. OPERATING EXPENSES.

            7.1. The Operating Expense Adjustment.

                 Tenant shall pay Landlord as Additional Rent the Operating Expense Adjustment for each Operating Year, beginning with the calendar year 2007. If the Expiration Date is any date other than the last day of an Operating Year, the Operating Expense Adjustment for such Operating Year shall be pro rated based upon the portion(s) of such Operating Year(s) that fall within the Term.

            7.2. Monthly Expense Payments.

                 7.2.1. From and after January 1, 2007, Tenant shall pay Landlord monthly payments on account of the Operating Expense Adjustment for the then current Operating Year (the "Monthly Expense Payment(s)"). The amount of the Monthly Expense Payments shall be determined in the manner set forth in Subsection 7.2.3. The Monthly Expense Payments shall be payable on the first day of each month.

                 7.2.2. Following the beginning of each Operating Year, Landlord shall submit a new Estimate Notice to Tenant. Until the Estimate Notice is furnished by Landlord, Tenant shall continue to pay Monthly Expense Payments based upon the Operating Expense Estimate for the preceding Operating Year. Beginning on the first day of the first month following Tenant's receipt of the Estimate Notice, Tenant shall commence paying the new Monthly Expense Payment. The new Monthly Expense Payment shall equal the Adjusted Expense Estimate for the then current Operating Year divided by the number of months remaining in such Operating Year.

                 7.2.3. Landlord may submit a revised Estimate Notice from time to time during the course of an Operating Year, but not more than twice in any Operating Year, and beginning on the first day of the first month following receipt of the Estimate Notice, Tenant shall commence paying the new Monthly Expense Payment set forth in the Estimate Notice. The amount of the new Monthly Expense Payment shall be determined in accordance with Subsection 7.2.3.

            7.3. Operating Expense Statement.

                 7.3.1. Within ninety (90) days after the end of each Operating Year, Landlord shall furnish Tenant an Operating Expense Statement. Within thirty (30) days following the receipt of the Operating Expense Statement, Tenant shall pay Landlord (or Landlord shall credit to Tenant) any deficiency (or excess) between the Monthly Expense Payments paid on account of the preceding Operating Year's Operating Expense Adjustment and the actual Operating Expense Adjustment for such Operating Year.

                 7.3.2. Notwithstanding the foregoing, in the event that Landlord fails to deliver to Tenant such Operating Expense Statement on or before October 1 of the following year, Landlord shall waive its right to collect any such deficiency in the payment of such Operating Expense and in the event that Tenant is entitled to a credit for excess payment of Operating Expense for such year, interest shall accrue on such amount at the Overdue Interest Rate from October 1 until Landlord delivers such Operating Expense Statement.

            7.4. Inspection Right.

                 7.4.1. Notwithstanding anything herein to the contrary, within one hundred twenty (120) days after Tenant's receipt of the Operating Expense Statement for the prior calendar year, Tenant shall have the right to audit Landlord's books and records in accordance with this paragraph. Tenant shall exercise such audit right by providing Landlord with a written notice of Tenant's exercise of such audit right (the "Audit Notice") given within such one hundred twenty (120) day period. Upon the receipt by Landlord of an Audit Notice, Landlord shall instruct its property manager at the Building to arrange to promptly meet with a designated employee of Tenant (the "Tenant

Representative"). Landlord shall provide the Tenant Representative with reasonable access to Landlord's books and records at the Building relating to Operating Expenses for the calendar year in question in order to conduct a preliminary information gathering, review and/or audit of Landlord's books and records pursuant to the Audit Notice. Such preliminary audit shall occur within thirty (30) days following Landlord's receipt of such Audit Notice from Tenant. If, within thirty (30) days after such preliminary informational inspection and/or audit by Tenant, Landlord and Tenant are unable to resolve Tenant's objections, then not later than fifteen (15) days after the expiration of such 30-day period, Tenant shall notify Landlord if Tenant wishes to employ either
(i) an independent, reputable certified public accounting firm or (ii) an independent, reputable lease audit firm approved by Landlord, which is not compensated on a contingent fee basis ("Acceptable Auditors") to inspect and audit Landlord's books and records for the Building relating to the specific objections raised in Tenant's statement. Such audit shall occur within one hundred twenty (120) days after Landlord's receipt of the Audit Notice from Tenant. No such audit by Tenant shall affect or impair Tenant's obligations to pay Base Rent or Additional Rent as and when due hereunder during the pendency of such audit. All costs and expenses of any such audit shall be paid by Tenant, except if Tenant's audit reveals an overcharge of more than four percent (4%) of Tenant's Share of Operating Expenses, then Landlord shall reimburse Tenant for Tenant's reasonable, out-of-pocket costs of conducting such audit, and shall refund or credit to Tenant the amount of such overcharge. Any audit performed pursuant to the terms of this section shall be conducted only by the Acceptable Auditors at the offices of Landlord's property management office in the Philadelphia area where Landlord agrees to provide all of its records relating to the Operating Expense Statement. Notwithstanding anything contained herein to the contrary, Tenant shall be entitled to exercise its audit right pursuant to this section only in strict accordance with the foregoing procedures no more often than once per calendar year and each such audit shall relate only to the calendar year most recently ended.

         8. MAINTENANCE AND REPAIR OF THE PREMISES.

            Tenant, at its sole cost and expense, shall maintain the Premises and the fixtures, trade fixtures, installations, equipment and facilities in the Premises, in good order, condition and repair at all times. Such obligation shall include, without limitation, all electrical, plumbing and other mechanical systems in the Premises, from the point such systems connect to the Building systems.

         9. OPERATION OF THE PREMISES AND THE PROPERTY; COMMON FACILITIES; PARKING.

            9.1. General Restrictions.

                 Tenant covenants and agrees, at its sole cost and expense:

                 9.1.1. to secure and maintain in effect any governmental approvals, licenses and permits as may be required for Tenant's use and occupancy of the Premises and to provide Landlord copies of such approvals, licenses and permits upon request;

                 9.1.2. not to do or permit anything to be done which might cause damage to the Property or place any loads upon any floor, wall or ceiling which might damage or endanger any portion of the Building;

                 9.1.3. not to operate any equipment which would injure the Property, overload existing electrical systems or mechanical equipment servicing the Building, or impair the efficient operation of the fire protection and life safety systems within the Building;

                 9.1.4. not to commit or permit to be committed any waste;

                 9.1.5. to keep the Premises free of nuisances;

                 9.1.6. to comply with all Laws relating to the Premises and Tenant's use and occupancy of the Premises;

                 9.1.7. to comply with requirements of any insurance policy maintained by Tenant with respect to the Premises; and

                 9.1.8. not to use or occupy the Premises in any manner which would:

                        9.1.8.1. void or impair any insurance maintained by Landlord or result in any increase in the insurance premiums otherwise payable by Landlord;

                        9.1.8.2. create any safety or environmental hazard, or be dangerous to the Premises, the Building or the occupants of the Premises or the Building;

                        9.1.8.3. disturb other tenants or occupants of the Building; or

                        9.1.8.4. violate the Rules and Regulations or any provision of this Lease.

            9.2. Rules and Regulations.

                 9.2.1. Tenant shall comply, and shall cause its agents, employees, contractors, licensees and invitees to comply, with the rules and regulations set forth in Exhibit 9.2.1, as the same may be amended or modified by Landlord from time to time (the "Rules and Regulations").

                 9.2.2. Landlord shall have the right to amend or modify the Rules and Regulations from time to time as Landlord shall deem necessary or desirable provided that such changes will not materially interfere with Tenant's use of the Premises, are not inconsistent with the terms and conditions of the Lease and Landlord shall use reasonable efforts to apply such changes in a non-discriminatory manner. Landlord shall give Tenant not less than thirty (30) days prior written notice of the content and effective date of any amendments or modifications to the Rules and Regulations.

                 9.2.3. Landlord shall use reasonable efforts to enforce the Rules and Regulations in a non-discriminatory manner, provided, however, Landlord shall not be liable to Tenant for the violation of the Rules and Regulations by any tenant. Landlord's failure to enforce any of the Rules and Regulations against Tenant or any other tenant or person shall not constitute a waiver thereof by Landlord.

            9.3. Declaration and REA.

                 This Lease is subject and subordinate to the Declaration and the REA. Tenant shall comply, and shall cause its agents, employees, contractors, licensees and invitees to comply with the Declaration and any rules or regulations promulgated by the Association.

            9.4. Americans With Disabilities Act.

                 Without limiting the generality of Subsection 9.1.6, Tenant agrees to comply with the ADA, which may impose requirements relating to the design and use of the Premises. The foregoing obligation shall not be construed to permit Tenant to make any Alterations without Landlord's prior written consent.

            9.5. Common Facilities.

                 The Common Facilities shall at all times be subject to the exclusive management and control of Landlord. Landlord shall have the right to:
(a) establish, modify and enforce reasonable rules and regulations with respect to the Common Facilities; (b) enter into, modify and terminate easement and other agreements pertaining to the use and maintenance of the parking areas and other Common Facilities; (c) restrict parking by tenants and their employees to employee parking areas; (d) temporarily close portions of the Common Facilities, to the extent Landlord deems necessary or appropriate; (e) do and perform such other acts in and to the Common Facilities as Landlord deems necessary or appropriate; (f) change, rearrange, alter, modify, reduce, eliminate or supplement Common Facilities so long as adequate common facilities are made available to the Tenant.

            9.6. Parking.

                 9.6.1. Landlord shall provide 128 undesignated parking spaces for the use of Tenant, its agents, employees, contractors, licensees and invitees, within the area shown on Exhibit 9.6.1, or such other areas in reasonable proximity to the Building as Landlord may designate from time to time. The foregoing number of parking spaces is based upon a formula of four parking spaces per 1,000 rentable square feet of space in the Premises. The number of parking spaces allocated to Tenant is subject to adjustment in accordance with such formula, based upon the final determination of the rentable square footage of the Premises made by Landlord's architect.

                 9.6.2. Tenant shall comply, and shall cause its agents, employees, contractors, licensees and invitees to comply, with the rules and regulations which Landlord may make to assure use of parking spaces on the Property by permitted users only. Landlord's remedies under such rules and regulations may include, but shall not be limited to, the right to tow away at the owner's expense any vehicles not parked in compliance with these rules and regulations upon notice to Tenant. Landlord shall not be responsible to Tenant for the non-compliance or breach by any other tenant of such rules and regulations.

         10. LANDLORD'S RIGHT OF ACCESS; LANDLORD'S RIGHT TO CURE.

             10.1. Right to Enter Premises.

                   Landlord, any Overlessor(s), and Mortgagee(s), and any agent or employee of any of the foregoing, shall have the right to enter the Premises upon 24 hours' notice to Tenant (provided that no notice shall be required in the event of emergency) for any of the following purposes:

                   10.1.1. to inspect the Premises and determine Tenant's compliance with the provisions of this Lease;

                   10.1.2. to make any repairs, replacements or alterations to the Property or do any work which Landlord may deem necessary;

                   10.1.3. to perform any of the services required to be performed by Landlord pursuant to this Lease;

                   10.1.4. to show the Premises to prospective purchasers and within the final 12 months of the Term to prospective tenants; and

                   10.1.5. for any other reasonable and appropriate purpose.

             10.2. Right to Install Equipment.

                   Landlord may install, use, maintain, repair, replace and relocate pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building within or through the Premises or through the walls and columns in the Premises provided that such work shall not materially interfere with Tenant's use of the Premises.

             10.3. Landlord's Right To Cure.

                   If Tenant fails to perform any of its covenants under this Lease, Landlord may elect to perform such covenant on behalf of Tenant after giving Tenant at least three (3) business days written notice of Landlord's intention to do so, provided however, that if an emergency situation exists, no written notice shall be required. Tenant shall reimburse Landlord for reasonable sums paid or reasonable costs incurred by Landlord in curing such default, together with interest at the Overdue Interest Rate from the respective dates of Landlord's making the payments and incurring such costs, within thirty (30) days after delivery of a statement from Landlord for the amount due. The exercise by Landlord of its rights under this Section shall not prejudice or waive any rights or remedies Landlord might otherwise have against Tenant.

         11. LANDLORD'S SERVICES.

             11.1. HVAC.

                   11.1.1. The heating, ventilating and air conditioning for the Building (including both Common Facilities and portions of the Building which are leased to tenants) is provided through an electrically operated package unit system, which is described in Exhibit 11.1.1 (the "HVAC System"). As provided in
Section 11.2 below, the costs of electrical service for the HVAC System are included in Operating Expenses, to the extent allocable to heating, ventilating and cooling of the Common Facilities in the Building. As provided in Section
11.2 below, the costs of electrical service for the HVAC System are payable by Tenant, to the extent allocable to heating, ventilating and cooling of the Premises. Landlord shall maintain and repair the HVAC System, and the cost thereof shall be included in Operating Expenses.

                   11.1.2. If Tenant requires supplementary heating, ventilating, or air conditioning for its Premises, Tenant shall pay all costs in connection with the installation and operation thereof.

             11.2. Electric.

                   11.2.1. At Tenant's cost and expense, Landlord shall furnish electrical service sufficient for (a) customary office lighting levels and operation of desktop portable office equipment, (b) the operation of those package units of the HVAC System which service the Premises, and (c) any special electrical requirements set forth in Tenant's Final Plans.

                   11.2.2. Tenant agrees that its consumption of electric energy will be submetered by Landlord, or if no submeter shall be installed, Landlord shall reasonably calculate Tenant's consumption of electricity. Landlord shall compute the cost of the electricity used by Tenant on the basis of the rate paid by Landlord to the utility company (including all demand costs, surcharges, taxes, fuel adjustments, transfer charges and similar charges paid by Landlord to such utility) and shall bill the amount to Tenant. Upon request of Tenant, Landlord shall provide to Tenant copies of any such utility bills. Tenant shall pay Landlord all such charges as Additional Rent within ten (10) days after delivery of a statement from Landlord for the amount due. Tenant acknowledges that some of the package units of the HVAC System which service the Premises may now or in the future service other portions of the Building, and that, accordingly, Tenant's use thereof may not be separately submetered. Landlord shall allocate the electrical costs associated with operation of any such package units based upon the square footage serviced by such units, or in accordance with such other method as Landlord shall determine to be reasonable.

                   11.2.3. Tenant agrees that if, in the future, it is required by the Pennsylvania Public Utility Commission or by a Federal or state law or by applicable tariff as a necessary condition to the supply of electric energy to the Premises or any part thereof, to become the direct customer of the applicable utility, Tenant will do so.

                   11.2.4. Tenant's use of electric energy shall not any time exceed the capacity of the electric conductors, wiring or equipment in or serving the Premises.

                   11.2.5. Landlord shall promptly replace light bulbs and tubes upon notice from Tenant. The cost of replacement light bulbs, tubes, lamps, and ballasts, plus the labor cost for such replacement, shall be paid by Tenant as Additional Rent within ten (10) days after delivery of a statement from Landlord for the amount due.

             11.3. Water.

                   Landlord shall provide hot and cold water for normal lavatory purposes. If Tenant requires water for additional purposes, Landlord may, at Tenant's expense, install meters to measure the water used by Tenant for such additional purposes. Landlord shall compute the cost of the water used by Tenant for such additional purposes and shall bill such amount to Tenant on a monthly basis. Tenant shall pay Landlord all such charges as Additional Rent within ten
(10) days after delivery of a statement from Landlord for the amount due.

             11.4. Elevator Service.

                   11.4.1. Landlord shall provide normal elevator service during Business Hours and shall provide limited elevator service at other times.

                   11.4.2. Landlord shall provide freight elevator service at reasonable times.

                   11.5. Janitorial Service to the Premises.

                   11.5.1. Landlord shall provide janitorial service to the Premises, including general cleaning and trash removal, Monday through Friday (excluding Holidays), after Business Hours, in accordance with standards established by Landlord.

                   11.5.2. If Tenant requires janitorial services in excess of those provided by Landlord, Tenant shall arrange for such additional services through Landlord, and shall pay Landlord for such additional services within thirty (30) days after delivery of a statement from Landlord for the amount due.

             11.6. Cleaning, Maintenance and Repair by Landlord.

                   11.6.1. Landlord shall make all necessary repairs to the following components of the Building promptly after notice from Tenant or otherwise as necessary:

                   11.6.1.1. the exterior windows, walls and other structural parts of the Premises and the Building;

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

                   11.6.1.2. the base building plumbing, heating, ventilating, air conditioning, mechanical and electrical systems;

                   11.6.1.3. the roof of the Building; and

                   11.6.1.4. the Common Facilities.

             11.6.2. Landlord's obligations under Subsection 11.6.1 are subject to the following limitations:

                   11.6.2.1. Landlord shall not be obligated to make any repair until the expiration of a reasonable period of time after receipt of notice from Tenant that such repair is needed. Tenant shall give Landlord prompt written notice of the need for any repair.

                   11.6.2.2. Tenant shall reimburse Landlord for all reasonable, actual costs and expenses of repairing and replacing all damage or injury to the Building caused by the negligence or willful misconduct of Tenant or any of its employees, agents, invitees, licensees, subtenants or contractors (each a "Tenant Party"). Such costs and expenses shall be payable as Additional Rent and shall be paid by Tenant within thirty (30) days after delivery of a statement from Landlord for the amount due.

             11.6.3. Landlord shall not be liable for any injury to or interference with Tenant's business arising from the making of any repairs, alterations, additions or improvements in or to the Premises or the Building or to any appurtenances or equipment in the Premises or the Building unless caused by the negligence or willful misconduct of Landlord or any of its employees, agents, invitees, licensees or contractors (each a "Landlord Party"). There shall be no abatement of Rent because of such repairs, alterations, additions or improvements or because of any delay by Landlord in making the same unless caused by the gross negligence or willful misconduct of Landlord or any Landlord Party.

             11.6.4. Landlord will operate and maintain the Common Facilities on the Property in a condition consistent with common facilities in comparable suburban office parks. Without limiting the generality of the foregoing, Landlord shall (a) keep the Common Facilities in a reasonably clean and orderly condition; (b) maintain all landscaped areas on the Property; and (c) keep all parking areas, roadways, sidewalks on the Property reasonably free of ice and snow, and repave, repair and restripe as needed.

             11.7. Costs of Performance.

                   All costs incurred by Landlord in the performance of its obligations under this Article 11 shall be included as part of Operating Expenses, except for the cost of providing electrical service pursuant to
Section 11.2, which is paid separately by Tenant.

             11.8. Interruption of Services.

                   11.8.1. Tenant acknowledges that the services which Landlord has agreed to provide pursuant to this Lease may be subject to certain slowdowns, interruptions and stoppages for various reasons, including without limitation the following:

                   11.8.1.1. voluntary agreements between Landlord and governmental bodies and regulatory agencies;

                   11.8.1.2. maintenance, repair replacement or alteration of any equipment involved in furnishing such services;

                   11.8.1.3. fire or other casualty, emergency, accident or act of God;

                   11.8.1.4. strikes, lockouts, labor controversies;

                   11.8.1.5. fuel or utility shortages or unavailability of parts, material or labor; and

                   11.8.1.6. other causes not within the reasonable control of Landlord.

             11.8.2. Unless caused by the gross negligence or willful misconduct of Landlord or any Landlord Party, no such slowdown, interruption or stoppage of services, shall:

                   11.8.2.1. impose any liability on Landlord or give rise to any claim for damages against Landlord (including, without limitation, any claim for damages by reason of loss of profits, business interruption or other consequential damages);

                   11.8.2.2. constitute a default by Landlord under this Lease or relieve Tenant from the performance of its obligations under this Lease;

                   11.8.2.3. entitle Tenant to any abatement or reduction in Rent; or

                   11.8.2.4. give rise to a claim in Tenant's favor that such absence of services constitutes actual or constructive eviction or renders the Premises untenantable.

         12. COVENANT OF QUIET ENJOYMENT.

             Provided Tenant is not in default under the Lease after the expiration of applicable periods of notice and cure hereunder, Tenant shall quietly have and enjoy the Premises throughout the Term without hindrance or molestation by Landlord or by anyone claiming in, through or under Landlord, subject, however, to the exceptions, reservations and conditions of this Lease.

         13. ALTERATIONS; SIGNS.

             13.1. General Requirements.

                   13.1.1. Tenant shall not make any alterations, additions or improvements to the Premises ("Alterations") without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Tenant may make nonstructural, interior alterations to the Premises provided that the costs of such alterations shall not exceed ten thousand dollars ($10,000.00). Tenant shall provide reasonably detailed plans and specifications for the proposed Alterations.

                   13.1.2. Tenant shall comply with the requirements of Exhibit
13.1.2 in connection with the construction of any Alterations.

             13.2. Removal of Alterations.

                   Upon the expiration or earlier termination of the Term, all Alterations shall remain on the Premises and become the property of Landlord unless, upon notice from Tenant to Landlord prior to the installation of such Alterations by Tenant requesting Landlord's determination, Landlord shall give written notice to Tenant to remove the same in accordance with the provisions of this Section. Tenant immediately will remove any Alterations which Landlord requires that Tenant remove, and will repair and restore any damage to the Premises caused by the installation or removal thereof. Without limiting the generality of the foregoing, if required by Landlord, all wiring and cabling installed by or for Tenant, whether inside or outside the Premises, shall be removed by Tenant (or, at Landlord's election, by Landlord), at Tenant's sole cost and expense, at the expiration or earlier termination of the Term. If Tenant fails to perform any of its obligations under this Section 13.2, Landlord may perform such obligations on behalf of Tenant, and the cost and expense thereof, together with interest at the Overdue Interest Rate from the date such costs and expenses were incurred by Landlord, shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days after delivery of a statement from Landlord for the amount due.

             13.3. Signs.

                   13.3.1. Landlord shall:

                   13.3.1.1. include Tenant's name on the main lobby Building directory, at Landlord's expense;

                   13.3.1.2. install Building standard directory signage identifying Tenant in the common multi-tenant elevator lobby on the second floor of the Building, at Landlord's expense;

                   13.3.1.3. install Building standard entry signage identifying Tenant at the door of the Premises, at Landlord's expense.

             13.3.2. Tenant shall not install any signs in or on the Premises that are visible outside the Premises without the prior written consent of Landlord.

             13.3.3. The installation of signs shall be considered an Alteration, and Tenant shall comply with the requirements of Exhibit 13.1.2 in connection with the installation of signs.

             13.3.4. Tenant shall have the right to remove any signs installed by Tenant at the termination of the Term, provided Tenant is then not in default under this Lease after expiration of applicable periods of notice and cure. In addition, Tenant shall be obligated to remove any signs installed by Tenant if Landlord requires that Tenant remove the same. Tenant shall repair and restore any damage to the Premises caused by the installation or removal of any signs, whether such signs are removed at the election of Tenant or pursuant to the requirement of Landlord. Should Tenant fail to perform any of its obligations under this Subsection 13.3.3, Landlord may perform such obligations on behalf of Tenant, and the cost and expense thereof, together with interest at the Overdue Interest Rate from the date such costs and expenses were incurred by Landlord, shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days after delivery of a statement from Landlord for the amount due.

         14. INDEMNIFICATION; INSURANCE.

             14.1. Indemnification.

                   Tenant covenants and agrees to exonerate, indemnify, defend, protect and save harmless Landlord, any Overlessors, any Mortgagees and their respective affiliates, partners, shareholders, officers, directors, agents and employees, from and against any and all claims, demands, costs, expenses, losses, liabilities, suits and actual damages arising from or relating to:

                   14.1.1. any occurrence of any nature on the Premises not caused by the gross negligence or willful misconduct of Landlord or any Landlord Party;

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

                   14.1.2. any occurrence of any nature in any other part of the Property arising from the gross negligence or willful misconduct of Tenant or Tenant Party;

                   14.1.3. injury to persons or damage to property caused by the gross negligence or willful misconduct of Tenant or any Tenant Party; or

                   14.1.4. any breach by Tenant, its agents, employees, contractors, subtenants, licensees or invitees of any covenant, agreement, representation or warranty made by Tenant pursuant to this Lease.

                   14.1.5. Landlord covenants and agrees to exonerate, indemnify, defend, protect and save harmless Tenant and its affiliates, partners, shareholders, officers, directors, agents and employees, from and against any and all claims, demands, costs, expenses, losses, liabilities, suits and actual damages arising from or relating to:

                           14.1.5.1. any occurrence of any nature in the Common
Facilities not caused by the gross negligence or willful misconduct of Tenant or any Tenant Party;

                           14.1.5.2. any occurrence of any nature in any other
part of the Property arising from gross negligence or willful misconduct Landlord or any Landlord Party;

                           14.1.5.3. injury to persons or damage to property
caused by the gross negligence or willful misconduct of Landlord or any Landlord Party; or

                           14.1.5.4. any breach by Landlord or any Landlord
Party of any covenant, agreement, representation or warranty made by Tenant pursuant to this Lease.

             14.2. Tenant's Insurance.

                   Tenant, at its sole cost and expense, shall maintain the following insurance coverages in full force and effect during the Term:

                   14.2.1. excess commercial general liability insurance, including contractual liability insuring the indemnification provisions contained in this Lease, against claims for personal injury, including bodily injury, death and property damage in an amount not less than Ten Million Dollars ($10,000,000) annual aggregate, which may be in excess of self-insured retentions maintained by Tenant with such commercially reasonable increases as Landlord and Tenant may agree upon depending on the availability and cost of such insurance;

                   14.2.2. worker's compensation insurance in form and amounts required by law;

                   14.2.3. special form (causes of loss) non-contributory property insurance (formerly known as "all risks" insurance), for the full replacement cost of all Alterations, furniture, trade fixtures, equipment, inventory, and all other items of Tenant's property on the Premises, including coverage for sprinkler leakage;

                   14.2.4. business income insurance in an amount sufficient to reimburse Tenant for loss of earnings attributable to prevention of access to the Building or Premises for a period of at least one year; and

             14.3. Policy Requirements.

                   14.3.1. Each policy of insurance required to be maintained by Tenant shall:

                           14.3.1.1. be issued by insurance companies, qualified
to do business in the Commonwealth of Pennsylvania, having a rating of A/VIII or better under the then current edition of Best's Insurance Reports, published by A.M. Best Co, and otherwise acceptable to Landlord.

                   14.3.2. The insurance maintained by Tenant pursuant to Subsection 14.2.1 shall:

                           14.3.2.1. name Landlord as an additional insured;

                           14.3.2.2. be written on a claims made basis.

             14.4. Delivery of Certificates; Failure to Maintain
Insurance.

                   14.4.1. Upon the execution of this Lease and within ten (10) days prior to the expiration of each policy required under Section 14.3, Tenant shall deliver to Landlord certificates evidencing the foregoing insurance or renewal thereof, as the case may be.

                   14.4.2. If Tenant fails, refuses or neglects to obtain or to maintain any insurance that it is required to provide or to furnish Landlord with satisfactory evidence of coverage on any such policy, Landlord shall have the right to purchase such insurance twenty-four (24) hours after it has provided Tenant with telephonic notice that it intends to do so unless within such twenty-four (24) hour period, Tenant furnishes Landlord with evidence that Tenant has procured such insurance. Tenant shall reimburse Landlord for all such commercially reasonable payments made by Landlord, together with interest thereon at the Overdue Interest Rate from the date paid by Landlord, within ten
(10) days after delivery of a statement from Landlord for the amount due.

             14.5. Waiver of Subrogation.

                   14.5.1. Landlord and Tenant, for themselves and their respective insurers, hereby release each other of and from any and all claims, demands, actions and causes of action, (including, without limitation, subrogation claims), for loss or damage to their respective property, even if the loss or damage shall have been caused by the fault or negligence of the other party, or anyone for whom such party may be responsible. Landlord acknowledges that the excess commercial general liability insurance purchased by the Tenant does not contain a "Waiver of Subrogation" clause.

                   14.5.2. The waiver and release provided in Subsection 14.5.1 shall be effective only with respect to loss or damage (a) covered by insurance or required to be covered by insurance pursuant to the terms of this Lease, and
(b) occurring during such time as the relevant insurance policy contains either
(i) a waiver of the insurer's right of subrogation against the other party, or
(ii) a clause or endorsement to the effect that the waiver and release provided in Subsection 14.5.1 shall not adversely affect or impair such insurance or prejudice the right of the insured to recover under the insurance policy. Each party will use its best efforts to obtain such a clause or endorsement, but if an additional premium is charged therefor, the party benefiting from such clause or endorsement, if it desires to have such waiver, will pay to the other the amount of such additional premium within ten (10) days after delivery of a statement for the amount due.

                   14.5.3. The waiver and release by Landlord in Subsection
14.5.1 shall not apply to any loss or damage to the Building caused by Tenant or anyone for whom Tenant may be responsible, to the extent of the coinsured or self-insured portion of any loss, the portion of any loss within the deductible amount under any insurance, or to the extent of any loss not covered by insurance proceeds for any reason.

             14.6. Self Insurance.

                   14.6.1. Notwithstanding anything to the contrary contained in the foregoing provisions of this Article 14, Tenant (but not any assignee or subtenant) may elect at any time during the Term of this lease not to carry all or any of the insurance required under Sections 14.2.1 and 14.2.4 and to "self insure" against all or any such risks not otherwise insured by a third-party carrier, provided that Tenant's self insurance in place of liability insurance shall be primary to Landlord's insurance to the extent Landlord is liable for the acts of the Tenant.

         15. DAMAGE OR DESTRUCTION.

             15.1. Duty to Restore; Limitations.

                   15.1.1. In the event of damage to or destruction of the Premises or the Base Building caused by fire or other casualty, Landlord shall repair and restore the Premises and the Base Building subject to and in accordance with the provisions of this Article 15.

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                   15.1.2. Landlord's obligations under Subsection 15.1.1 are subject to the following limitations:

                           15.1.2.1. Landlord shall have no obligation to make
such repairs or restoration if either Landlord or Tenant terminates this Lease pursuant to this Article 15;

                           15.1.2.2. Landlord shall have no obligation to repair
or restore any Alterations made by Tenant, any trade fixtures, or any property belonging to Tenant.

             15.2. Landlord's Right to Terminate.

                   15.2.1. Landlord shall have the right to terminate this Lease effective as of the date of such casualty in any of the following circumstances, by giving notice of termination to Tenant at any time within forty-five (45) days after the occurrence of the fire or other casualty:

                           15.2.1.1. if the damage is of such a nature or extent
that, in Landlord's judgment, more than 180 days, after commencement of the work, would be required to repair and restore the damage;

                           15.2.1.2. if the damage is of such nature or extent
that, in Landlord's reasonable judgment, it would be uneconomical to restore and repair the Property;

                           15.2.1.3. if less than two years of the Term remain
at the time of the casualty and the damage is of such a nature or extent that, in Landlord's judgment, more than 90 days, after commencement of the work, would be required to repair and restore the damage;

                           15.2.1.4. if the casualty is not covered by insurance
required to be carried by Landlord under the Lease, and is not of a type insured against under standard fire policies with extended type coverage or available insurance proceeds are insufficient to repair or restore the damage; or

                           15.2.1.5. if any Mortgagee does not permit the
application of adequate insurance proceeds for restoration.

Landlord's notice of termination shall specify a date for termination of this Lease, which shall not be more than thirty (30) days after such notice is given. Notwithstanding the foregoing, if Tenant maintains operations from the Premises in its normal course after such casualty, the Lease shall terminate not less than one hundred twenty (120) days after Tenant's receipt of Landlord's notice of termination.

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

         15.3. Tenant's Right to Terminate.

             15.3.1. Within forty five (45) days after the occurrence of a fire or other casualty, Landlord shall advise Tenant of the period of time which Landlord anticipates will be required to restore the Premises to a tenantable and accessible condition. If damage is of such a nature or extent that, in Landlord's judgment, more than one hundred eighty (180) days (or more than ninety (90) days if less than two years of the Term remain at the time of the casualty), after commencement of the work, would be required to restore the Premises, Tenant shall have the right to terminate this Lease effective as of the date of such casualty.

             15.3.2. The validity and effect of this Lease shall not be impaired in any way by the failure of Landlord to complete repairs and restoration within one hundred eighty (180) days after the commencement of the work, even if Landlord had in good faith notified Tenant that the repair and restoration could be completed in such period, so long as Landlord proceeds diligently with such restoration.

         15.4. Rent Abatement.

             In the case of damage to the Premises or Base Building not caused by the gross negligence or willful misconduct acts of Tenant which renders all or a portion of the Premises untenantable or inaccessible, the Base Rent otherwise payable by Tenant under this Lease shall abate in proportion to the amount of space in the Premises rendered untenantable or inaccessible for the period such space remains untenantable or inaccessible.

         16. CONDEMNATION.

             16.1. Total Taking.

                   In the event of a Taking (other than for temporary use) of
(a) the entire Premises, or (b) all means of access to the Premises, or (c) such a substantial part of the Premises that the remaining portion of the Premises is unsuitable, in Tenant's reasonable judgment, for the continued use and occupancy by Tenant in the conduct of its business, or (d) such a substantial part of the Property that, in Landlord's reasonable judgment, it is impractical or uneconomical to restore the remainder thereof, this Lease shall terminate as of the date that possession is delivered to the condemning authority. Any Taking of the Premises which results in the termination of this Lease pursuant to this
Section 16.1, is referred to as a "Total Taking."

             16.2. Partial Taking.

                   In the event of a Taking which is not a Total Taking (a "Partial Taking"):

                   16.2.1. this Lease shall remain in full force and effect as to the portion of the Premises remaining immediately after such Taking;

                   16.2.2. the Base Rent shall be reduced in proportion to the reduction in the square footage of the Premises, and Tenant's Share shall be appropriately adjusted; and

                   16.2.3. Landlord shall restore and repair the Premises as nearly as possible to its condition and character immediately prior to such Taking, except for any reduction in area caused by the Taking.

             16.3. Landlord's Right To Terminate.

                   Notwithstanding the provisions of Section 16.2, in the event of a Partial Taking, Landlord shall have the right to terminate this Lease in any of the following circumstances: (a) if less than two years of the Term remain at the time of the Taking; or (b) if any Mortgagee does not permit the application of adequate condemnation proceeds for restoration. In the event that Landlord gives notice of such termination, this Lease shall terminate as of the date that possession of the portion of the Property which is subject to the Taking is delivered to the condemning authority.

             16.4. Award.

                   Tenant hereby waives any loss or damage and any claim therefor resulting from a Taking, except that Tenant may make a separate claim against the condemning authority for any moving, removal and business dislocation damages, personal property of Tenant or expenses payable to tenants under applicable law, but in no event shall Tenant make any claim against Landlord, the condemning authority or any party having an interest in the Premises, which would result in the diminution or reduction in the award for the Premises to Landlord or to any other party having an interest in the Premises.

         17. [Intentionally Omitted].

         18. SUBLETTING AND ASSIGNMENT.

             18.1. Notice of Intent; Landlord's Right to Terminate.

                   18.1.1. In the event Tenant intends to assign this Lease or sublet all or any portion of the Premises, Tenant shall give notice thereof to Landlord ( a "Notice of Intent"). Tenant's Notice of Intent shall be in writing and shall contain the following information:

                           18.1.1.1. the name, address, and description of the
business of the proposed assignee or subtenant;

                           18.1.1.2. the most recent financial statement of the
proposed assignee or subtenant and other evidence of financial responsibility;

                           18.1.1.3. a description of the intended use of the
Premises by the proposed assignee or subtenant; and

                           18.1.1.4. the terms and conditions of the proposed
assignment or subletting.

                   18.1.2. Landlord shall have the right to terminate this Lease by giving Tenant notice of Landlord's election to do so within thirty (30) days after the receipt of Tenant's Notice of Intent. If Landlord elects to terminate this Lease, such termination shall become effective on the commencement date of the proposed sublease or assignment. Notwithstanding the foregoing, Tenant may elect to rescind such request to assign or sublease the Premises by providing written notice to Landlord within fifteen (15) business days after Tenant's receipt of the Landlord's notice of termination.

             18.2. Consent Required.

                   18.2.1. If Landlord does not elect to terminate this Lease, Tenant may proceed with the assignment or sublease in accordance with the Notice of Intent, subject to Landlord's prior written consent (except as set forth in Section 18.7), which consent shall not be unreasonably withheld or delayed. Without limiting the generality of the foregoing, it shall not be unreasonable for Landlord to withhold its consent if: (a) the reputation or financial responsibility of the proposed assignee or subtenant is unsatisfactory to Landlord; (b) Landlord deems the business of the proposed assignee or subtenant not to be consonant with that of other tenants in the Building; (c) the intended use by the proposed assignee or subtenant conflicts with any commitment made by Landlord to any other tenant in the Building; or (d) the use of the Premises by the proposed subtenant or assignee would result in an increase in traffic in the Building or in demand on Building services, maintenance or facilities. Any failure by Landlord to approve or disapprove of such assignment or sublease within fifteen (15) days after Landlord's receipt of such notice shall be deemed to be an approval by Landlord of such assignment or sublease.

                   18.2.2. Tenant shall pay Landlord, as Additional Rent, the sum of Five Hundred Dollars ($500.00) to cover Landlord's administrative costs and counsel fees, in connection with any subletting or assignment to which Landlord consents.

             18.3. Profit.

                   If Tenant subleases all or any portion of the Premises or assigns this Lease, Tenant shall pay Landlord as Additional Rent:

                   18.3.1. Fifty percent (50%) of any rent or other consideration paid to Tenant in excess of the Base Rent and Additional Rent payable by Tenant pursuant to this Lease in respect of the space covered by the sublease or assignment (at the rates per rentable square foot payable by Tenant under this Lease) and third party out of pocket costs directly incurred with respect to such assignment of sublease (brokerage commissions, etc.).

             18.4. Joint and Several Liability.

                   Each assignee of the tenant's interest under this Lease shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for all payments and for the due performance of all terms, covenants, conditions and provisions herein contained on Tenant's part to be observed and performed. No assignment shall be binding upon Landlord unless the assignee shall deliver to Landlord an instrument in form and substance satisfactory to Landlord containing a covenant of assumption by the assignee, but the failure or refusal of an assignee to execute and deliver the same shall not release assignee from its liability as set forth in this Section.

             18.5. No Waiver of Future Compliance.

                   Any consent granted by Landlord under this Article 18 shall not constitute a waiver of strict future compliance by Tenant with the provisions of this Article 18 or a release of Tenant from the full performance by Tenant of any of the terms, covenants, provisions, or conditions contained in this Lease. The acceptance by Landlord of the payment of Rent from any person following any transfer prohibited by this Article 18, shall not be deemed consent by Landlord to any such transfer, nor shall such acceptance constitute a waiver of any of the rights or remedies of Landlord.

             18.6. Transfer of Control; Transfers By Legal Process or Operation of Law.

                   For purposes of this Article 18:

                   18.6.1. any transfer or change in control of Tenant, whether by operation of law or otherwise, shall be deemed an assignment, including, without limitation, any merger, consolidation, reorganization, liquidation, dissolution or any change in the ownership of a controlling percentage of the equity interests in Tenant, whether in a single transaction or a series of transactions;

                   18.6.2. any transfer of Tenant's interest in this Lease by levy or sale on execution, or other legal process, or by operation of law, and any transfer in bankruptcy or insolvency, or under any other compulsory procedure or order of court shall be deemed an assignment.

             18.7. Sublease or Assignment to Permitted Transferees.

                   18.7.1. Notwithstanding anything to the contrary set forth in this Article 18, (a) Tenant shall have the right to assign this Lease to a Permitted Transferee or sublease all or any portion of the Premises to a Permitted Transferee, without the consent of Landlord, and (b) Landlord's right of termination under Section 18.1.2 shall not apply to an assignment or a sublease of all or any portion of the Premises to a Permitted Transferee. All of the other provisions of this Article 18, including without limitation, Section
18.3 and Section 18.4, shall apply to an assignment of this Lease to a Permitted Transferee or a sublease of all or any portion of the Premises to a Permitted Transferee.

                   18.7.2. Although Landlord's consent is not required with respect to an assignment or subletting to a Permitted Transferee, Tenant shall provide Landlord a copy of such assignment or sublease instrument within thirty
(30) days after the occurrence of any assignment or subletting to a Permitted Transferee

         19. MORTGAGEE PROVISIONS; ESTOPPEL CERTIFICATE.

             19.1. Subordination.

                   19.1.1. This Lease and the estate, interest and rights hereby created shall be subordinate to the following; provided that said subordination is contingent upon such Overlessor or Mortgagee executing a commercially reasonable form of subordination, nondisturbance and attornment agreement in favor of Tenant:

                           19.1.1.1. all underlying agreements, leases or other
instruments by virtue of which Landlord is or may be entitled to possession of the Property, whether now existing or hereafter made ("Overleases");

                           19.1.1.2. all mortgages which cover or include the
Property or any estate or interest in the Property, whether now existing or hereafter made ("Mortgages"); and

                           19.1.1.3. all renewals, extensions, amendments,
consolidations, replacements, restatements and modifications of any Overleases and Mortgages, whether now existing or hereafter made.

                   19.1.2. Notwithstanding the foregoing, the lessor under any Overlease (an "Overlessor") and/or the mortgagee under any Mortgage (a "Mortgagee") may, at any time, subordinate its interest to this Lease, without Tenant's consent, by notice in writing to Tenant, and thereupon this Lease shall be deemed prior to such Overlease or such Mortgage, as the case may be, without regard to their respective dates of execution and delivery.

             19.2. Attornment.

                   Tenant agrees that in the event any person, firm, corporation or other entity (including any Overlessor or any Mortgagee) acquires the right to possession of the Property, Tenant shall, if requested by such person, firm, corporation or other entity, attorn to and become the tenant of such person, firm, corporation or other entity upon the same terms and conditions as are set forth in this Lease for the balance of the Term.

             19.3. Further Assurances.

                   Within ten (10) business days following request by Landlord, Tenant shall execute any such instruments in recordable form as may be reasonably required by Landlord in order to confirm the subordination of this Lease and the attornment of Tenant to future landlords in accordance with the terms of this Article. In the event Tenant fails to execute and deliver such agreements within ten (10) business days of written request by Landlord, Tenant does hereby make, constitute and appoint Landlord as Tenant's attorney-in-fact and agent in its name, place and stead to do so solely for the purpose stated herein. This power of attorney is given as security coupled with an interest and is irrevocable.

             19.4. Modifications.

                   In the event that any existing or prospective Mortgagee or Overlessor requires a modification or modifications of this Lease, which modification or modifications will not cause an increase in Rent or in any other way materially and adversely change the rights or obligations of Tenant under this Lease, Tenant agrees that this Lease may be so modified and agrees to execute whatever documents are required therefor and deliver the same to Landlord within ten (10) business days following written request by Landlord.

             19.5. Right to Cure.

                   In the event of any default by Landlord which would give Tenant the right to exercise any right or remedy against Landlord, Tenant shall not exercise any such right or remedy until it has notified each Mortgagee and Overlessor in writing (if the name and address of such Mortgagee(s) and Overlessor(s) have previously been furnished by written notice to Tenant) of such default, and until a reasonable period not to exceed thirty (30) days for curing the default shall have elapsed following the giving of notice, during which period the Mortgagee(s) and Overlessor(s) shall have failed to commence and diligently continue to cure the default or to cause the same to be remedied or cured.

             19.6. Limitations on Liability of Mortgagees/Overlessors.

                   No Mortgagee or Overlessor, and no other person or entity acquiring the Premises as a result of foreclosure or other judicial sale, and no successor or assign of any of the foregoing shall be:

                   19.6.1. liable for any act or omission of any prior landlord under this Lease, provided, however, that such Mortgagee or Overlessor shall be liable for the performance of all obligations of landlord arising from and after the date it takes title to the Property;

                   19.6.2. obligated to construct or complete any improvements to the Property or the Premises or to provide any allowance or credit to Tenant for so doing, or liable for any failure of any prior landlord to do so;

                   19.6.3. bound by any provision in this Lease relating to the application of insurance or condemnation proceeds, or obligated to reconstruct the Property or the Premises following the occurrence of a casualty or condemnation;

                   19.6.4. liable for any breach of representations or warranties made by Landlord or any other prior landlord, including without limitation, breach of any representation or warranty regarding the condition of the Property or the Premises or compliance of the Property or the Premises with Environmental Laws or requirements;

                   19.6.5. liable for the performance of the landlord's covenants under this Lease which arise and accrue prior to such person or entity succeeding to the interest of the landlord under this Lease;

                   19.6.6. subject to any offsets or defenses which Tenant may have against any prior landlord (including Landlord) except to the extent they relate to defaults of a continuing nature with respect to the maintenance or repair of the Property after the date it takes title to the Property;

                   19.6.7. liable for the return of any security deposit which it did not actually receive;

                   19.6.8. bound by any payment on account of rent or other charges made more than one month in advance of the due date of such payments set forth in this Lease provided that Tenant expressly reserves its right (i) to audit Landlord's records in accordance with Section 7.4 hereof and (ii) with respect to any claims for overpayment of Additional Rent determined to be due Tenant upon a final reconciliation or audit of such amounts pursuant to the terms of this Lease;

                   19.6.9. bound by any purchase option, right of first refusal, right of first offer or similar right to purchase the Property or any part of the Property granted to Tenant under this Lease; or

                   19.6.10. bound by any amendment or modification of this Lease, or any cancellation or surrender of this Lease, unless the same shall have been approved in writing by the Overlessor or Mortgagee (provided that this subsection 19.6.10 shall not apply to an assignment of this Lease made in accordance with Article 18).

             19.7. Estoppel Certificate.

                   19.7.1. Tenant agrees, from time to time as may be requested by Landlord, to execute, acknowledge and deliver to Landlord within ten (10) days after being requested to do so an estoppel letter certifying the following to such party as Landlord may designate, including any Mortgagee or Overlessor:

                           19.7.1.1. that (a) this Lease is in full force and
effect and has not been amended, modified or superseded; (b) Landlord has satisfactorily completed all construction work required by this Lease; (c) Tenant has accepted the Premises and is now in possession thereof; (d) Landlord is not in default under this Lease; (e) Tenant has no defense, offset or counterclaim under this Lease or otherwise against Landlord with respect to this Lease or the Premises; (f) Rent is accruing under this Lease but has not been paid more than one month in advance;

                           19.7.1.2. the date to which Rent has been paid; and

                           19.7.1.3. such other information as Landlord may
reasonably request.

                   19.7.2. If any of the certifications contained in Subsection
19.7.1.1 is not accurate, the certifications shall be modified so that the information contained therein is accurate.

                   19.7.3. In the event Tenant fails to execute and deliver the estoppel letter within ten (10) business days of written request by Landlord, Tenant does hereby make, constitute and appoint Landlord as Tenant's attorney-in-fact and agent in its name, place and stead to do so. This power of attorney is given as security coupled with an interest and is irrevocable.

         20. ENVIRONMENTAL MATTERS.

             20.1. Covenants.

                   20.1.1. Excepting only Hazardous Substances contained in products used for ordinary cleaning and office purposes, neither Landlord nor Tenant shall use, or permit any Landlord Party or Tenant Party to use the Premises or any portion of the Property for the purpose of treating, producing, handling, transferring, processing, transporting, disposing, using or storing a Hazardous Substance except in a manner and quantity reasonable for the ordinance performance of business, and then in compliance with all Laws.

                   20.1.2. Neither Landlord nor Tenant shall place or permit any Landlord Party or Tenant Party to place any Hazardous Substance in any waste receptacle located in or about the Premises, the Property or the plumbing or sewer systems of the Property.

                   20.1.3. With the exception of any Hazardous Substances or Environmental Releases that existed on, under, over, or within the Property prior to or at the time of the Commencement Date of this Lease, Tenant shall not cause or permit to exist, as the result of an action or omission by Tenant or any Tenant Party, an Environmental Release.

                   20.1.4. Without limiting the generality of Subsection 9.1.6, Landlord and Tenant shall comply and shall cause Landlord Parties and Tenant Parties to comply with all Laws governing Hazardous Substances, except that Tenant shall have no obligation with respect to any Hazardous Substances or Environmental Releases that existed on, under, over, or within the Property prior to or at the time of the Commencement Date of this Lease.

                   20.1.5. Landlord warrants and represents that, to the best of its knowledge, (i) no portion of the Building contains any Hazardous Substances in violation of any applicable Environmental Laws, (ii) Landlord is not subject to any existing investigation by any governmental authority under any Environmental Laws, (iii) any handling, transportation, storage, treatment, or use of Hazardous Substances that has occurred on the Property to date by or behalf of Landlord or any other tenant has been in compliance with all Laws,
(iv) no Environmental Release has occurred on the Property prior to or at the Commencement Date of this Lease, other than described in the Environmental Report; and (v) all asbestos has or will be removed from the Building prior to the Commencement Date.

                   20.1.6. Tenant acknowledges receipt of the Environmental Report, but Tenant does not assume the risk of any environmental matters stated therein.

             20.2. Indemnification; Breach of Covenants.

                   20.2.1. Without limiting the generality of Section 14.1, Tenant covenants and agrees to exonerate, indemnify, defend, protect and save harmless Landlord, any Overlessors, any Mortgagees and their respective affiliates, partners, shareholders, officers, directors, agents and employees, from and against any and all claims, demands, costs, expenses, losses, liabilities, suits and damages arising from or relating to: (a) Environmental Releases to the extent caused by Tenant or any Tenant Party, or (b) failure of Tenant or any Tenant Party to comply with the provisions of this Article 20.

                   20.2.2. Notwithstanding any provisions of this Lease to the contrary, Landlord covenants and agrees to exonerate, indemnify, defend, protect and save harmless Tenant and its affiliates, partners, shareholders, officers, directors, agents and employees, from and against any and all claims, demands, costs, expenses, losses, liabilities, suits and damages arising from or relating to: (a) Environmental Releases other than those subject to Article 20.2.1, or
(b) failure of Landlord, or any Landlord Party to comply with the provisions of this Article 20. If Hazardous Substances are hereafter discovered on the Property during the Term, and the presence of such Hazardous Substances is not the result of either Tenant's use of the Premises or any act or omission of Tenant or any Tenant Party, and the presence of such Hazardous Substances results in any contamination of the Property that requires remediation under applicable Laws having a material negative impact on Tenant's use of the Premises, then Landlord shall promptly, at its sole expense, take all actions as are necessary to remediate such Hazardous Substances and as may be required by applicable Laws. If Landlord fails to promptly commence and diligently pursue the completion of such remediation, then Tenant may elect to terminate this

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Lease after the expiration of sixty (60) days following a written notice to
Landlord specifying that Tenant intends to terminate this Lease if Landlord does not promptly commence and/or diligently pursue remediation within such sixty
(60) day period. Rent shall be equitably adjusted if and to the extent and during the period the Premises are unsuitable for Tenant's normal business operations as a result of such contamination or Landlord's remediation activities.

                   20.2.3. The failure of Tenant to comply with the provisions of this Article 20 shall constitute an Event of Default under this Lease and shall not be subject to the notice or grace provisions in Subsection 23.1.2.

         21. SURRENDER; UNDETERMINED CHARGES.

             21.1. Condition Upon Surrender.

                   Subject to the terms of Section 13.2, at the expiration or earlier termination of the Term, Tenant shall promptly yield up, clean and neat, and in the same condition, order and repair in which they are required to be kept throughout the Term, the Premises and all Alterations, ordinary wear and tear and casualty excepted.

             21.2. Personal Property.

                   Tenant shall remove all personal property from the Premises at the expiration or earlier termination of the Term. Any personal property which shall remain in the Premises after the expiration or earlier termination of the Term shall be deemed to have been abandoned and either may be retained by Landlord as Landlord's property or may be disposed of in such manner as Landlord may see fit. Any actual costs of removing and disposing of the personal property incurred by Landlord shall be paid by Tenant to Landlord as Additional Rent within thirty (30) days after delivery of a statement from Landlord setting forth with reasonable particularity such charges and the amount due. If such personal property is sold by Landlord, Landlord may receive and retain the proceeds of such sale as Landlord's property.

             21.3. Undetermined Charges.

                   If there will be any Undetermined Charges at the time of the expiration of or earlier termination of the Term, Landlord may reasonably estimate such Undetermined Charges and Tenant shall pay to Landlord or Landlord shall pay to Tenant the same prior to the expiration of the Term, subject to adjustment after the actual amounts of the Undetermined Charges have been determined. Any Undetermined Charges which are not billed to Tenant or paid or credited by Landlord prior to the expiration or earlier termination of the Term shall be billed to Tenant or paid by Landlord following determination of the amount due, and Tenant or Landlord, as applicable, shall pay such Undetermined Charges within thirty (30) days after delivery of a statement from Landlord for the amount due.

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         22. RETENTION OF PREMISES AFTER TERMINATION OF TERM.

             22.1. Holdover.

                   22.1.1. If Tenant retains possession of the Premises or any part thereof after the expiration or earlier termination of the Term, Tenant shall pay Landlord all of the following:

                           22.1.1.1. an amount, calculated on a per diem basis
for each day of such unlawful retention, equal to the greater of (a) 150% of the Base Rent in effect immediately prior to the expiration or earlier termination of the Term, or (b) the market rental for the Premises, as reasonably determined by Landlord, for the time Tenant thus remains in possession; and

                           22.1.1.2. all Additional Rent for the time Tenant
remains in possession; and

                           22.1.1.3. all actual damages, costs and expenses
sustained by Landlord by reason of Tenant's holding over.

                   22.1.2. All of Tenant's obligations with respect to the use, occupancy and maintenance of the Premises shall continue during such period of retention; however, neither the compliance with such obligations nor the payment of the amounts set forth in Subsection 22.1.1 shall create any right in Tenant to continue in possession of the Premises or limit any rights or remedies of Landlord resulting from such holdover.

             22.2. Right To Treat Tenant as Trespasser.

                   If Tenant retains possession of the Premises or any part thereof after the expiration or earlier termination of the Term, Landlord may elect to treat Tenant as a trespasser with no right to be or remain on the Premises, or store any property on the Premises. In such case, Landlord shall have the right to re-enter and repossess the Premises by self-help, force, summary proceedings, ejectment or otherwise, and to remove all persons and property therefrom. Tenant hereby agrees that Landlord may dispossess Tenant without proceeding under the Pennsylvania Landlord and Tenant Act.

             22.3. Additional Remedies; Remedies Cumulative.

                   22.3.1. The retention of the Premises by Tenant after the expiration or earlier termination of the Term shall also constitute an Event of Default and Landlord may exercise all of the rights and remedies set forth in
Article 24 of this Lease.

                   22.3.2. Landlord's rights and remedies under this Article 22 shall be cumulative and in addition to every other right or remedy existing at law or in equity or by statute.

         23. EVENTS OF DEFAULT.

             23.1. Defined.

                   It shall be an event of default ("Event of Default") if :

                   23.1.1. Tenant fails to pay any installment of Base Rent, Additional Rent or other sum payable by Tenant under this Lease within five (5) business days after Tenant's receipt of written notice that the same is due; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Rent when due and, during the 12-month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Rent on two or more occasions; or

                   23.1.2. Tenant fails to observe or perform any other covenant or agreement of Tenant contained in this Lease and such failure continues after written notice given by or on behalf of Landlord to Tenant for more than thirty
(30) days and such additional time, if any, as is reasonably necessary to cure such failure, provided Tenant commences to cure such failure within such thirty-day period and diligently thereafter prosecutes such cure to completion; or

                   23.1.3. Tenant vacates or abandons the Premises except as provided for in this Agreement without continuing to pay Base Rent and Additional Rent Due hereunder; or

                   23.1.4. Tenant uses or occupies all or any portion of the Premises other than as permitted in this Lease; or

                   23.1.5. Tenant assigns this Lease or subleases all or any portion of the Premises, or purports to assign this Lease or sublease all or any portion of the Premises, except to a Permitted Transferee, without the prior written consent of Landlord; or

                   23.1.6. Tenant or Guarantor files a petition commencing a voluntary case, or has filed against it a petition commencing an involuntary case, under the Federal Bankruptcy Code as now or hereafter in effect, or under any similar law, or files or has filed against it a petition or answer in bankruptcy or for reorganization or for an arrangement pursuant to any state bankruptcy law or any similar state law, and, in the case of any such involuntary action, such action shall not be dismissed, discharged or denied within sixty (60) days after the filing thereof, or Tenant or Guarantor consents or acquiesces in the filing thereof; or

                   23.1.7. a custodian, receiver, trustee or liquidator of Tenant Guarantor or of all or substantially all of Tenant's or Guarantor's property or of the Premises shall be appointed in any proceedings brought by or

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

against Tenant or Guarantor and, in the latter case, such entity shall not be discharged within sixty (60) days after such appointment or Tenant or Guarantor consents to or acquiesces in such appointment; or

                   23.1.8. Tenant or Guarantor shall generally not pay its debts as such debts become due, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or

                   23.1.9. there shall occur an Event of Default as defined elsewhere in this Lease; or

                   23.1.10. Guarantor shall default in the performance of its obligations under the Guaranty.

             23.2. [Intentionally Omitted].

                   The notice and grace period provisions in Subsections 22.1.1 and 22.1.2 above shall have no application to the Events of Default referred to in Subsections 22.1.3 through 23.1.10 inclusive.

             23.3. Landlord Default.

                   If Landlord shall default in the performance of any of its non-monetary obligations hereunder, then Tenant, without being obligated to and without waiving such default, shall have the following remedies which shall be cumulative and shall be in addition to those remedies which Tenant may have at law or in equity. If Tenant provides notice to Landlord (and any Overlessor or Mortgagee of which Tenant has been notified) of any default of Landlord hereunder other than the payment of money (the "Landlord Default Notice"), and Landlord (or Overlessor or Mortgagee) shall fail to cure such default within thirty (30) days following the receipt of such notice (or as soon as possible under all of the circumstances in the event of an emergency), Tenant may perform any such obligation within the Premises, and Tenant may perform any such obligation outside the Premises to the extent Landlord's non-performance of such obligation outside the Premises has a material adverse effect on Tenant's use of the Premises; provided, however, if such default cannot reasonably be cured within such thirty (30) day period, Landlord shall not be in default if Landlord (or such Overlessor or Mortgagee) promptly commences the cure of such default and diligently pursues such cure to completion. The Landlord Default Notice shall set forth with reasonable particularity the nature of the default, shall state that such notice is being given in accordance with this Subsection 23.3, and shall contain the following statement in capitalized bold type: "IF YOU FAIL TO PERFORM THE OBLIGATION REFERENCED IN THIS NOTICE WITHIN THE TIME PERIOD SPECIFIED IN THE LEASE, WE SHALL EXERCISE OUR SELF-HELP REMEDIES UNDER THE LEASE." The full reasonable amount of the costs and expenses incurred by Tenant to perform such obligation, together with reasonable attorney's fee incurred by Tenant, shall be paid by Landlord to Tenant with interest thereon at the Overdue Interest Rate.

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

         24. REMEDIES.

             Upon the occurrence of any Event of Default, Landlord at any time thereafter may exercise any one or more of the following remedies:

             24.1. Termination of Lease.

                   Landlord may terminate this Lease, by written notice to Tenant, without any right by Tenant to reinstate its rights by payment of Rent due or other performance of the terms and conditions of this Lease. Upon such termination Tenant shall immediately (a) surrender possession of the Premises to Landlord, and (b) pay to Landlord the Termination Damage Payment.

             24.2. Reletting; Right to Collect Rent from Subtenants.

                   24.2.1. With or without terminating this Lease, as Landlord may elect, Landlord may re-enter and repossess the Premises, or any part thereof, and lease the Premises to any other person upon such terms as Landlord shall deem reasonable, for a term within or beyond the Term. Any such reletting prior to termination shall be for the account of Tenant, and Tenant shall remain liable for (a) the excess, if any of (i) all Base Rent, Additional Rent and other sums which would be payable under this Lease by Tenant in the absence of such expiration, termination or repossession, over (ii) the net proceeds, if any, of any reletting effected for the account of Tenant, determined by deducting from the gross proceeds of any such reletting all expenses incurred in connection with such reletting of the Premises, as determined by Landlord, including, without limitation, the following: (A) repossession costs; (B) attorneys' fees and expenses; (C) brokers' commissions and advertising costs;
(D) costs of alterations, improvements, repairs and replacements; and (E) improvement allowances, free rent, and other concessions; and, (b) all other costs and expenses, direct or indirect, incurred as a result of Tenant's breach of this Lease. Landlord agrees to use good faith, commercially reasonable efforts to mitigate its damages upon an Event of Default. Landlord and Tenant agree that Landlord's duty to mitigate shall be satisfied and Landlord shall be deemed to have used objectively reasonable efforts to fill the Premises by doing the following: (a) posting a standard leasing sign at the Property; (b) advising Landlord's leasing agent of the availability of the Premises; and (c) advising the brokerage community through a listing of the availability of the Premises.

                   24.2.2. If the Premises are at the time of any Event of Default sublet by Tenant to others, Landlord may, as Tenant's agent, collect rents due from any subtenant or other tenant and apply such rents to the Rent and other amounts due hereunder without in any way affecting Tenant's obligations to Landlord. Such agency, being given for security, is hereby declared to be irrevocable.

             24.3. Acceleration of Rent.

                   Landlord may declare all Base Rent and all Additional Rent (the amount of Additional Rent to be based on historical amounts and Landlord's

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

reasonable estimates for future amounts) for the entire balance of the Term immediately due and payable, together with all other charges, payments, costs, and expenses payable by Tenant as if such amounts were payable in advance on the date the Event of Default occurred, discounted to present value at the rate of nine percent (9%).

             24.4. Removal of Contents by Landlord.

                   Landlord may remove all persons and property from the Premises, and store such property in a public warehouse or elsewhere at the cost of and for the account of Tenant, without resort to legal process (which Tenant expressly waives) upon five (5) days notice and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

             24.5. [Intentionally Omitted]

             24.6. CONFESSION OF JUDGMENT.

                   24.6.1. CONFESSION OF JUDGMENT FOR POSSESSION. PROVIDED THAT LANDLORD FIRST GIVES TENANT NOT LESS THAN TEN (10) BUSINESS DAYS NOTICE OF THE INTENT TO CONFESS JUDGMENT, TENANT IRREVOCABLY AUTHORIZES AND EMPOWERS THE PROTHONOTARY AND CLERK OR ANY ATTORNEY OF ANY COURT OF RECORD TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT FOR POSSESSION OF THE PREMISES, WITHOUT STAY OF EXECUTION. TO THE EXTENT PERMITTED BY LAW, TENANT RELEASES ALL ERRORS IN SUCH PROCEEDINGS. IF A VERIFIED COPY OF THIS LEASE IS FILED, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL LEASE. THE AUTHORITY AND POWER TO APPEAR FOR AND CONFESS JUDGMENT AGAINST TENANT SHALL NOT BE EXHAUSTED BY THE INITIAL EXERCISE THEREOF AND MAY BE CONFESSED AS OFTEN AS ANY EVENT OF DEFAULT OCCURS. SUCH AUTHORITY MAY BE EXERCISED DURING OR AFTER THE EXPIRATION OF THE TERM AND/OR DURING OR AFTER THE EXPIRATION OF ANY EXTENDED OR RENEWAL TERM. IF SUCH PROCEEDING IS TERMINATED AND POSSESSION OF THE PREMISES REMAINS IN OR IS RESTORED TO TENANT, LANDLORD SHALL HAVE THE RIGHT FOR THE SAME EVENT OF DEFAULT AND UPON ANY SUBSEQUENT EVENT OR EVENTS OF DEFAULT, OR UPON THE TERMINATION OF THIS LEASE UNDER ANY OF THE TERMS OF THIS LEASE, TO BRING ONE OR MORE FURTHER ACTION OR ACTIONS TO RECOVER POSSESSION OF THE PREMISES AND CONFESS JUDGMENT FOR THE RECOVERY OF POSSESSION OF THE PREMISES AS HEREINABOVE PROVIDED.

                   24.6.2. WAIVER OF RIGHTS. IN GRANTING THESE WARRANTS OF ATTORNEY TO CONFESS JUDGMENTS AGAINST TENANT, TENANT HEREBY KNOWINGLY, INTENTIONALLY, VOLUNTARILY AND UNCONDITIONALLY WAIVES ANY AND ALL RIGHTS TENANT HAS OR MAY HAVE TO PRIOR NOTICES AND AN OPPORTUNITY FOR HEARING UNDER THE RESPECTIVE CONSTITUTIONS AND LAWS OF THE UNITED STATES AND THE COMMONWEALTH OF PENNSYLVANIA.

             24.7. [Intentionally Omitted]

         25. PROVISIONS CONCERNING REMEDIES.

             25.1. Rights of Landlord's Successors and Assigns.

                   Any successor to Landlord and any assignee of Landlord's interest in this Lease shall have the right to confess judgment against Tenant pursuant to Section 24.6 and to exercise all other rights and remedies of Landlord under this Lease. The foregoing shall apply regardless of whether (a) Landlord's right to confess judgment or exercise such other rights and remedies is expressly referenced or assigned in the instrument of assignment; or (b) the assignment complies with applicable laws relating to the manner or form in which assignments must be executed. Tenant hereby waives any right to open or strike any judgment or to object to the exercise of any other right or remedy on account of any alleged deficiency in the instrument of assignment or noncompliance of the instrument of assignment with applicable laws.

             25.2. Waiver of Landlord and Tenant Act Notices.

                   If proceedings are commenced by Landlord to recover possession under the Acts of Assembly and Rules of Civil Procedure, upon the expiration or earlier termination of the Term, or for non-payment of Rent or any other reason, Tenant specifically waives the right to the notices required by the Landlord and Tenant Act of 1951, as the same may be amended, and agrees that five (5) days' notice shall be sufficient in all cases.

             25.3. Survival of Tenant's Obligations.

                   All liabilities and obligations of Tenant under this Lease shall survive the expiration or earlier termination of the Term or the repossession of the Premises by Landlord. Without limiting the generality of the foregoing, neither the termination of the Term by Landlord pursuant to Section
24.1 nor the repossession of the Premises by Landlord pursuant to Section 24.2 shall release or relieve Tenant of its liabilities and obligations under this Lease. Landlord may, at its option, sue for and collect all Rent and other charges due under this Lease at any time as and when such charges accrue.

             25.4. Injunction.

                   In the event of breach or threatened breach by Tenant of any provision of this Lease, Landlord shall have the right of injunction in addition to every other right or remedy granted in this Lease or now or hereafter existing at law or in equity or by statute.

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

             25.5. Waiver of Redemption.

                   Tenant expressly waives all rights of redemption granted by or under any present or future law in the event this Lease is terminated, or in the event Landlord obtains possession of the Premises, or in the event Tenant is evicted or dispossessed for any cause.

             25.6. Rights Cumulative.

                   No right or remedy granted to Landlord in this Lease is intended to be exclusive of any other right or remedy granted in this Lease or available at law or equity or by statute, but each shall be cumulative and in addition to every other right or remedy granted in this Lease or now or hereafter existing at law or in equity or by statute.

             25.7. Expenses.

                   In the event that either Landlord or Tenant commences suit for repossession of the Premises, or recovery of Rent or any other amount due under this Lease, or because of the breach of any other covenant of such party in this Lease, all reasonable, actual expenses incurred by the prevailing party in connection with such suit, including reasonable attorneys' fees, shall be paid by the other party.

             25.8. Waivers.

                   No waiver by Landlord or Tenant of any breach by the other of any obligations, agreements or covenants in this Lease shall be a waiver of any subsequent breach or of any obligation, agreement or covenant, nor shall any forbearance by Landlord or Tenant to seek a remedy for any breach by the other be a waiver of any rights and remedies with respect to such or any subsequent breach.

             25.9. Waiver of Jury Trial.

                   TO THE MAXIMUM EXTENT PERMITTED BY LAW, LANDLORD AND TENANT EACH WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY LITIGATION OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE ARISING OUT OF OR WITH RESPECT TO THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.

         26. OPTION TO RENEW.

             26.1. Grant of Renewal Option.

                   Tenant is granted an option (the "Renewal Option") to extend the Lease Term for an additional period of five years (the "Renewal Term"). The Renewal Term shall commence on the day immediately following the Expiration Date and shall terminate without further notice or act on the date which is five (5) years thereafter.

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

             26.2. Conditions.

                   The Renewal Option is granted subject to the following conditions:

                   26.2.1. The Renewal Option must be exercised, if at all, by notice from Tenant to Landlord given on or before the date which is six (6) months prior to the Expiration Date, time being of the essence.

                   26.2.2. At the time of exercise of the Renewal Option and at the commencement of the Renewal Term, (a) this Lease must be in full force and effect, (b) there may be no outstanding uncured Event of Default or circumstance which, with notice or passage of time or both, would become an Event of Default, and (c)Tenant shall not have assigned this Lease or subleased all or any portion of the Premises.

                   26.2.3. Tenant must exercise the Renewal Option, if at all, for the entire Premises, including the original Premises, any space leased pursuant to the Addition Option, and any space leased pursuant to the AAS Option.

                   26.2.4. Landlord shall be reasonably satisfied with the financial condition of Tenant and the Guarantor, as evidenced in the financial statements delivered pursuant to Section 29.13 and the Guaranty.

             26.3. Terms.

                   26.3.1. The Renewal Term shall be upon the following terms and conditions:

                           26.3.1.1. All of the terms and conditions of this
Lease shall continue to apply during the Renewal Term, except as hereinafter provided.

                           26.3.1.2. The Base Rent for the Renewal Term shall be
ninety-five percent (95%) the Market Rent for the Premises as of the date of commencement of the Renewal Term.

                           26.3.1.3. Landlord shall provide no construction
allowance, improvements, free rent or other incentives with respect to the Renewal Term.

                           26.3.1.4. There shall be no further right of renewal
upon the expiration of the Renewal Term.

                   26.3.2. The term "Market Rent" means the amount of base rent which a willing landlord and a willing tenant should agree upon (a) for a five

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

year lease renewal commencing on the date that the Renewal Term commences, (b) for space comparable to the Premises in its then existing condition (taking into consideration improvements in place), (c) situated in the Building or in a building comparable to the Building located in Newtown Square, Pennsylvania, (d) with similar provisions in effect for escalation of taxes and operating expenses as those contained in this Lease, and (e) otherwise upon the same terms and conditions set forth in this Lease.

             26.4. Determination of Market Rent.

                   26.4.1. Within thirty (30) days following receipt of Tenant's notice of exercise of the Renewal Option, Landlord shall advise Tenant of Landlord's determination of the Market Rent (the "Initial Determination"). The Initial Determination shall be the Market Rent unless Tenant rejects the Initial Determination by notice in writing to Landlord (a "Rejection Notice") within fifteen (15) days after receipt of the Initial Determination, time being of the essence.

                   26.4.2. During the fifteen-day period following Landlord's receipt of a Rejection Notice, Landlord and Tenant shall (a) each appoint an appraiser meeting the qualifications hereinafter set forth to act on its behalf (each, a "Party Appraiser"), and (b) attempt to jointly select a third appraiser meeting the qualifications hereinafter set forth to act as arbiter (the "Third Appraiser"). If Landlord and Tenant are unable to agree upon the Third Appraiser within such fifteen-day period, the two Party Appraisers shall select the Third Appraiser within fifteen (15) days following their appointment.

                   26.4.3. Within thirty (30) days after their appointment, each Party Appraiser shall establish a Fair Market Rent and submit its determination to the Third Appraiser. Within fifteen (15) days after receiving the determinations, the Third Appraiser shall decide in writing whether the Landlord's Party Appraiser or the Tenant's Party Appraiser is more correct, and shall state in detail the reasons therefor. The determination so chosen shall be the Market Rent for the Renewal. The Third Appraiser shall be empowered to choose either the determination of the Landlord's Party Appraiser or the Tenant's Party Appraiser, and shall reach no other or compromise decision. The decision of the Third Appraiser shall be final and binding on Landlord and Tenant.

                   26.4.4. Each of the Party Appraisers and the Third Appraiser shall (a) be MAI certified, (b) have a minimum of ten (10) years experience in real estate leasing in the Delaware County/Chester County area or appraisal of leases in first class office buildings in the Delaware County/Chester County Area, and (c) not have conducted within the previous three (3) years, not presently conduct, and not anticipate conducting a material amount of business with either Landlord or Tenant or their affiliates, or otherwise have a financial interest in either Landlord or Tenant or their affiliates.

                   26.4.5. Landlord and Tenant shall each pay the cost of its Party Appraiser and shall share equally the costs of the Third Appraiser.

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

         27. AAS OPTION.

             27.1. Overview.

                   There is certain space on the second floor of the Building other than and adjacent to the Premises, consisting of approximately 58,041 rentable square feet, as shown on Exhibit 27.1 (the "Adjacent Space"). As of the date of this Lease, the Adjacent Space is available for lease. While Tenant may desire to lease all or a portion of the Adjacent Space in the future, it does not have any need for the Adjacent Space as of the date of this Lease. Accordingly, Landlord intends to market the Adjacent Space for lease to other prospective tenants. The purpose of this Article is to grant Tenant certain rights with respect to the Adjacent Space, and at the same time to accommodate Landlord's need to market and lease the Adjacent Space to other prospective tenants.

             27.2. Grant of AAS Option; Exercise of AAS Option.

                   27.2.1. Subject to and in accordance with the terms of this Article, Tenant is hereby granted the ongoing option to lease all or a portion of the Adjacent Space which may be available for lease from time to time ("Available Adjacent Space"). Tenant shall exercise its option to lease Available Adjacent Space (the "AAS Option") by giving notice in writing to Landlord at any time and from time to time from and after the date of this Lease (the "Exercise Notice"), subject to Section 27.3.

                   27.2.2. Adjacent Space shall not be considered Available Adjacent Space and the AAS Option shall not apply to (a) any Adjacent Space which is leased by Landlord to another tenant, during the term of the lease of such space, or any extensions or renewals thereof, whether or not provided for in such lease, or (b) any Adjacent Space which is the subject of a lease proposal given by Landlord to a prospective tenant, or which is the subject of lease negotiations or discussions with another tenant. Upon request by Tenant, Landlord shall give Tenant notice of those portions of the Adjacent Space which are then Available Adjacent Space, with the understanding however, that such space may thereafter cease to be Available Adjacent Space without further notice to Tenant.

                   27.2.3. If Tenant exercises the AAS Option, Tenant shall specify in its Exercise Notice the amount of Available Adjacent Space that Tenant desires to include in the Premises. Tenant may not, however, exercise the Adjacent Space Option for an amount of space which would leave unleased a block of Available Adjacent Space containing less than 5,000 rentable square feet. The additional space which is included in the Premises as a result of Tenant's exercise of the Adjacent Space Option is referred to hereinafter as the "Included Space." The location of the Included Space shall be mutually determined by Landlord and Tenant at the time that Tenant exercises the AAS Option.

             27.3. Conditions.

                   The AAS Option is granted subject to the following conditions:

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

                   27.3.1. At the time of exercise of the AAS Option and at the commencement of the Term as to the Included Space, (a) this Lease must be in full force and effect, (b) there may be no outstanding uncured Event of Default or circumstance which, with notice or passage of time or both, would become an Event of Default, and (c)Tenant shall not have assigned this Lease or subleased all or any portion of the Premises.

                   27.3.2. At the time of the exercise of the AAS Option, not less than three (3) years must remain on the Term of this Lease, provided that in conjunction with Tenant's exercise of the AAS Option, if Tenant has previously exercised the Renewal Option, Tenant shall have the option of extending the lease term for an additional period of three (3) years from the then Expiration Date of the Lease (in which event all of the terms of the Article 26 Option to Renew shall apply except that three (3) years shall be substituted for five (5) years). Provided that the Renewal Option has been exercised, the Renewal Term shall be included in the Term for purposes of determining whether the foregoing condition has been satisfied.

                   27.3.3. Landlord shall be reasonably satisfied with the financial condition of Tenant and the Guarantor, as evidenced in the financial statements delivered pursuant to Section 29.13 and the Guaranty.

             27.4. Terms of Lease of the Included Space.

                   If Tenant elects to exercise its AAS Option:

                   27.4.1. Except as otherwise set forth herein (a) the Included Space shall be included in and become part of the Premises, (b) all references in this Lease to the Premises shall be deemed to include the Included Space, and, (c) all of the terms and conditions of this Lease which are applicable to the Premises shall also apply to the Included Space.

                   27.4.2. The Included Space shall be measured by Landlord's architect in accordance with 1996 ANSI/BOMA Z65.1 standards.

                   27.4.3. If the Included Space has not previously been leased to another tenant, Landlord shall provide Tenant with an allowance for construction of improvements in the Included Space in an amount equal to the product of (a) the number of rentable square feet in the Included Space, and (b) the number of months remaining in the Term as of the Included Space Commencement Date (as hereinafter defined), including the Renewal Term, if the Renewal Option has been exercised, and (c) $0.40. If the Included Space has previously been leased to another tenant, Landlord shall provide Tenant with an allowance for construction of improvements in the Included Space in an amount equal to the product of (x) the number of rentable square feet in the Included Space, and (y) the number of months remaining in the Term as of the Included Space Commencement Date, including the Renewal Term, if the Renewal Option has been exercised, and
(z) $0.15. Subject to the foregoing, Tenant shall be responsible for all construction costs, including, without limitation, demolition costs and costs of demising and otherwise separating the Included Space from the balance of the space on the floor. All construction work shall be performed by Landlord. Tenant shall provide plans promptly upon request by Landlord and shall otherwise cooperate with Landlord, without delay, throughout the construction process. Except as aforesaid, Landlord shall not provide Tenant any allowance or perform any work in the Included Space. Without limiting the generality of the foregoing, the provisions of Exhibit 2.4.2 shall not apply to the Included Space.

                   27.4.4. The date for commencement of the Term as to the Included Space (the "Included Space Commencement Date") shall be one hundred twenty (120) days after Tenant gives the Exercise Notice. Landlord shall use reasonable efforts to complete any improvements by such date; however, the Included Space Commencement Date shall occur on such date, regardless of whether the improvements have been completed. The Term with respect to the Included Space shall terminate at the same time as the Term with respect to the balance of the Premises.

                   27.4.5. Tenant shall commence paying Base Rent, the Operating Expense Adjustment and the Tax Adjustment for the Included Space on the Included Space Commencement Date.

                   27.4.6. The Base Rent payable by Tenant shall be increased based upon the number of additional rentable square feet in the Included Space. The Base Rent for the Included Space per rentable square foot shall be the same as the Base Rent for the balance of the Premises per rentable square foot, and shall change at the same times and in the same amounts per rentable square foot as the Base Rent for the balance of the Premises. The Base Rent per rentable square foot for the Premises is set forth in Subsection 1.1.4.

                   27.4.7. Tenant's Share shall be increased based upon the number of additional rentable square feet in the Included Space. There shall be no change in the Tax Allowance or Operating Expense Allowance.

                   27.4.8. The number of undesignated parking spaces allocated to Tenant pursuant to Subsection 9.6.1 shall be increased by an amount equal to four parking spaces per 1,000 rentable square feet of space in the Included Space.

                   27.4.9. At the time that Tenant exercises an AAS Option in Landlord's discretion, the parties shall enter into an amendment to this Lease confirming (a) the change in the Premises, (b) the increase in Base Rent, (c) the increase in Tenant's Share, and (d) the increase in the number of parking spaces allocated to Tenant, in accordance with the foregoing provisions.

             27.5. AAS Option Not Exhausted By One Exercise.

                   The AAS Option shall not be exhausted by one exercise thereof, but shall continue in force throughout the Term and may be exercised from time to time, subject to Section 27.3 and to the other provisions of this Article.

         28. NOTICES.

         Any notices required or permitted to be given under this Lease shall be given in writing and shall be delivered (a) in person, (b) by a commercial overnight courier that guarantees next day delivery and provides a receipt, or
(c) by legible facsimile (followed by hard copy sent concurrently with such facsimile, in accordance with preceding subsections (a) or (b)), and such notices shall be addressed as set forth in Subsection 1.1.10 or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon receipt (or refusal by the intended recipient to accept delivery). Notice given by facsimile shall be effective upon receipt of such facsimile (subject to the requirement that hard copy be sent concurrently in accordance with this Section). Any notice which is received on a Saturday, Sunday or a legal holiday, or after 5:00 PM prevailing local time at the place of receipt, shall be deemed received on the next business day.

         29. MISCELLANEOUS.

             29.1. Brokers.

                   Landlord and Tenant represent and warrant to each other that no broker or finder other than the Brokers, was instrumental in arranging or bringing about this transaction and that there are no claims or rights for commissions, finders' fees or other compensation (collectively, "compensation") by any person or entity other than the Brokers. Landlord shall be solely responsible for all compensation payable to the Brokers. If any broker or finder asserts a claim for compensation based upon any actual or alleged contact, dealings or communication with Landlord or Tenant, then the party through whom such broker or finder makes its claim shall indemnify and hold the other party (the "Indemnified Party") harmless from and against any and all claims, damages, judgments, suits, liabilities, losses, costs and expenses (including without limitation, reasonable attorneys' fees and court costs) suffered or incurred by or brought against the Indemnified Party in connection with such claim for compensation.

             29.2. Successors and Assigns.

                   Subject to Article 18, this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that Landlord and each successive holder of Landlord's interest in the Property shall be liable only for obligations accruing during the period that it is the holder of such interest. From and after the transfer by Landlord or such successive holder of its interest in the Property, Tenant shall look solely to the successors for the performance of Landlord's obligations hereunder arising thereafter.

             29.3. Limitation of Landlord's Liability.

                   Tenant shall look solely to Landlord's interest in the Property for enforcement of any obligation of Landlord under this Lease or under applicable law. No other property or other assets of Landlord shall be subjected to levy, execution or other enforcement proceeding for the satisfaction of Tenant's remedies or with respect to this Lease, the relationship of landlord and tenant or Tenant's use and occupancy of the Premises.

             29.4. Time of the Essence.

                   All times, wherever specified in this Lease for the performance by Landlord or Tenant of their respective obligations under this Lease, are of the essence of this Lease.

             29.5. Severability.

                   If any provision in this Lease or the application thereof shall to any extent be invalid, illegal or otherwise unenforceable, the remainder of this Lease, and the application of such provision other than as invalid, illegal or unenforceable, shall not be affected thereby, and such provisions in this Lease shall be valid and enforceable to the fullest extent permitted by law.

             29.6. Entire Agreement; Modifications.

                   29.6.1. This Lease, including the Exhibits attached to this Lease, contains the final and entire agreement between Landlord and Tenant and is intended to be an integration of all prior negotiations and understandings. Neither Landlord nor Tenant shall be bound by any covenants, agreements, statements, representations or warranties, oral or written, not contained in this Lease.

                   29.6.2. No change or modification to this Lease shall be valid unless the same is in writing and signed by the parties to this Lease. No waiver of any of the provisions of this Lease shall be valid unless the same is in writing and is signed by the party against which it is sought to be enforced.

                   29.6.3. No course of prior dealings between the parties shall be relevant or admissible to supplement, explain, or vary any of the terms of this Lease. Acceptance of, or acquiescence in, a course of performance rendered under this or any prior agreement between the parties shall not be relevant or admissible to determine the meaning of any of the terms of this Lease.

             29.7. Interpretation of Lease.

                   The headings and captions in this Lease are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Lease or any of the provisions hereof. Where the context so requires, the use of the singular shall include the plural and vice versa and the use of the masculine shall include the feminine and the neuter.

             29.8. Governing Law.

                   This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

             29.9. Powers of Attorney.

                   Pursuant to 20 Pa.C.S.A. Section 5601(a), Landlord and Tenant hereby agree that the powers of attorney granted pursuant to any provision of this Lease (including, without limitation, Subsection 2.2.3, Section 19.3,
Section 19.4, Subsection 19.7.3 and Subsection 24.2.2) shall not be construed in accordance with the provisions of Chapter 56 of Title 20 of the Pennsylvania Consolidated Statues.

             29.10. Joint and Several Liability.

                   If two or more individuals, corporations, partnerships, or other entities (or any combination of two or more thereof) sign this Lease as Tenant and/or guarantor, the liability of each such individual, corporation, partnership or other entity to pay Rent and perform all other obligations of Tenant shall be joint and several. All notices, payments and agreements given or made by, with, or to any of such individuals, corporations, partnerships or other entities shall be deemed to have been given or made by, with or to all of them. In addition, if Tenant is a partnership or other entity, the members of which are, by virtue of statute or federal law, subject to personal liability, the liability of each such member shall be joint and several.

             29.11. Delivery For Examination.

                   Submission of this instrument to Tenant for review and examination does not constitute an offer by Landlord or reservation of space in the Building for Tenant. This instrument shall not become effective as a lease, nor shall Landlord have any obligation hereunder, unless and until this instrument has been executed by Landlord and delivered to Tenant.

             29.12. Corporate and Partnership Tenants.

                   If Tenant is a corporation, partnership or other entity, the persons signing this Lease on behalf of Tenant represent and warrant that they have been duly authorized by such corporation, partnership or other entity to execute and deliver this Lease on behalf of the corporation, partnership or other entity. Tenant shall provide written evidence of such authority prior to the execution of this Lease.

             29.13. Financial Statements.

                   Tenant hereby represents, warrants, covenants and agrees that
(a) Tenant's most recent financial statements delivered to Landlord in connection with the execution of this Lease are true in all material respects and no material adverse changes have occurred with respect thereto, and (b) on each anniversary of the Commencement Date, Tenant will deliver to Landlord current financial statements which shall be prepared in accordance with generally accepted accounting principles consistently applied. If Tenant is a publicly traded corporation, Tenant may satisfy its obligations hereunder by making Tenant's most recent annual and quarterly reports publicly available.

Landlord shall not disclose any aspect of Tenant's financial statements that Tenant designates to Landlord as confidential except (1) to Overlessor or Mortgagee or prospective overlessors, mortgagees or purchasers of the Building,
(2) in litigation between Landlord and Tenant, and/or (3) if required by court order. Tenant shall not be required to deliver the financial statements required under this Section 18.13 more than once in any 12-month period unless requested by Mortgagee or a prospective buyer or lender of the Building or an Event of Default occurs.

             29.14. Third Party Beneficiaries.

                   This Lease shall not be construed to create rights in persons or entities other than Landlord or Tenant, as third party beneficiaries or otherwise.

             29.15. OFAC.

                   Tenant represents and warrants that none of (i) Tenant, (ii) every individual or entity affiliated with Tenant, and (iii) every individual or entity that has an economic interest in Tenant (a) is listed on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Asset Control, Department of the Treasury ("OFAC") pursuant to the Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) ("Order"); (b) is listed on any other list of terrorists or terrorist organizations maintained pursuant to the Order, the rules and regulations of OFAC or any other applicable requirements contained in any enabling legislation or other Executive Orders in respect of the Order (the Order and such other rules, regulations, legislation or orders are collectively called the "Orders"); (c) is owned or controlled by, or acts for or on behalf of any individual or entity on any of the lists maintained pursuant to the Orders; (d) is engaged in activities prohibited in the Orders; (e) has been determined by competent authority to be subject to any of the prohibitions contained in the Orders; (f) is in receipt of any notice from the Secretary of State or the Attorney General of the United States or any other department, agency or office of the United States claiming a violation or possible violation of the Orders; or, (g) has been convicted, pleaded nolo contendere, indicted, arraigned or custodially detained on charges involving money laundering or predicate crimes to money laundering. If the foregoing representation and warranty is inaccurate in any respect, the same shall constitute an Event of Default by Tenant under this Lease.

         IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have executed this Lease as of the date first written above.


                                      LANDLORD:

                                      CAMPUS INVESTORS D BUILDING, L.P.,
                                      a Delaware limited partnership

                                      By:  Bergen D Building, LLC,
                                           a Delaware limited liability company,
                                           its general partner



                                           By: /s/ Stephen M. Spaeder
                                               ---------------------------------
                                               Name: Stephen M. Spaeder
                                               Title:  Senior Vice President



                                      TENANT:

(Corporate Seal)                      MEDSTAFF, INC.

Attest:

By:  /s/ Joseph Comwell               By: /s/ Victor Kalafa
     -----------------------------        --------------------------------------
Name:  Joseph Comwell                 Name:  Victor Kalafa
                                      Title:  President

                                  EXHIBIT 1.1.2

                            LEGAL DESCRIPTION OF UNIT

                                   EXHIBIT 1.2

                                   DEFINITIONS

         AAS Option.  As defined in Subsection 27.2.1.

         ADA. As defined in Article 3.

         Addition Option.  As defined in Subsection 5.1.2.

         Addition Exercise Notice.  As defined in Subsection 5.1.2.

         Additional Rent.  As defined in Subsection 4.2.1.

         Additional Space.  As defined in Subsection 5.1.3.

         Adjacent Space.  As defined in Section 27.1.

         Adjusted Expense Estimate. The Operating Expense Estimate for an Operating Year minus amounts, if any, previously paid by Tenant on account of the Operating Expense Adjustment for such Operating Year.

         Adjusted Taxes. The Taxes for any Tax Year, plus the expenses of any contests (administrative or otherwise) of tax assessments or proceedings for refunds incurred during such Tax Year, including, without limitation, attorneys' and appraisers' fees. If Landlord is successful in obtaining a refund for any Tax Year(s), the Adjusted Taxes for the Tax Year(s) to which such refund is applicable shall be recalculated to reflect the amount of the refund received by Landlord, and Tenant shall receive a credit, if appropriate, equal to the amount of the difference between the Tax Adjustment which was actually paid by Tenant and the Tax Adjustment which actually is due, taking into account the amount of the refund.

         Affiliate. Any entity which, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with Landlord or Tenant. For purposes of this definition, "control" shall mean the power to (a) vote fifty one percent (51%) or more of the securities having ordinary voting power for the election of directors of any entity, or (b) direct or cause the direction of the management and policies of such entity, whether by contract or otherwise.

         Alterations. As defined in Subsection 13.1.1.

         Alternate Space.  As defined in Article 17.

         Architect. As defined in Section 1 of the Workletter.

         Association. Kelly Preserve Owners Association, Inc.

                           Exhibit 1.2 - Page 1 of 14

         Available Adjacent Space. As defined in Subsection 27.2.1.

         Base Building. The entrances and other Common Facilities necessary to provide access to the Premises and the portions of the Building systems and equipment, if any, necessary to provide services to the Premises in accordance with this Lease.

         Base Building Work. As defined in Section 4 of the Workletter.

         Base Rent. As defined in Subsection 1.1.4.

         Brokers. As defined in Subsection 1.1.9.

         Building. As defined in Subsection 1.1.1.

         Business Hours. Monday through Friday: 7:00 AM to 6:00 PM; Saturday:
8:00 AM to 1:00 PM.

         Change Cost. As defined in Section 6.2 of the Workletter.

         Change Order. As defined in Section 6.3 of the Workletter.

         Changes. As defined in Section 6.1 of the Workletter.

         Commencement Date. As defined in Subsection 2.2.1.

         Common Facilities. All roadways, driveways, sidewalks, loading docks and loading areas, parking areas, landscaped areas, lobbies, hallways and other facilities which are located on the Property and which are designated by Landlord from time to time for the use of tenants and occupants of the Building, but not including the Ellis Gym or other facilities available by membership or payment of fees.

         Declaration. The Declaration of Kelly Preserve, a Planned Community, dated August 18, 2005 and recorded in the Office of the Recorder of Deeds of Delaware County, Pennsylvania, in Book 3572, Page 1118, et seq., as amended from time to time.

         Delivery Date. As defined in Section 9.2 of the Workletter.

         Determination Letter. As defined in Subsection 3.2.1.

         Ellis Preserve.  As defined in Section 1.1.1.

         Environmental Laws. All Federal, state and local laws, statutes, ordinances, codes, rules, regulations and other requirements respecting the environment, including but not limited to those respecting: (a) the generation, use, handling, processing, storage, treatment, transportation, or disposal of any solid or hazardous wastes, or any hazardous or toxic substances or

                           Exhibit 1.2 - Page 2 of 14
materials; (b) pollution or contamination of land, improvements, air (including indoor air), or water (including groundwater); (c) emissions, spills, releases, or discharges of any substance onto or into the land, improvements, air (including indoor air), or water (including groundwater), or any sewer or septic system; (d) protection of wetlands; (e) aboveground or underground storage tanks; (f) air quality (including indoor air quality) or water quality (including groundwater quality); and (g) protection of endangered species. Without limiting the generality of the foregoing, the term "Environmental Laws" includes the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C., Sec. 9601, et seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C., Sec. 6901, et seq., and the Toxic Substance Control Act of 1976, as amended, 15 U.S.C., Sec. 2601, et seq., the Pennsylvania Hazardous Sites Cleanup Act, 35 P.S. ss. 6020.101 et seq., the Pennsylvania Solid Waste Management, 35 P.S. ss. 6018.101 et seq., and the Pennsylvania Clean Streams Law, 35 P.S. 691.1 et seq.

         Environmental Release. Any intentional or unintentional releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, infecting, escaping, leaching, disposing, abandoning, discarding or dumping of any Hazardous Substance from, on, into or about the Premises or the Property.

         Environmental Report. Phase I Environmental Site Assessment Report for Buildings B, C, D, F and E-Pilot of the Ellis Preserve at Newtown Square, Pennsylvania, prepared for BPG Management Company, L.P., agent for BPG Real Estate Investors-Straw Party-1, L.P., by IES Engineers, dated September 16, 2005.

         Estimate Notice. A notice submitted by Landlord to Tenant setting forth
(a) the Operating Expense Estimate for the Operating Year, (b) the Adjusted Expense Estimate for the Operating Year, and (c) the new Monthly Expense Payment.

         Estimated Tax Adjustment. Landlord's estimate of the Tax Adjustment for the relevant Tax Year.

         Event of Default. As defined in Section 23.1.

         Expiration Date. As defined in Subsection 2.2.2.

         Final Plans. As defined in Section 2.4 of the Workletter.

         Guarantor. As defined in Section 1.1.7.

         Guaranty. As defined in Section 1.1.7.

         Hazardous Substance. Any substance, material or waste defined as a pollutant or contaminant, or as a hazardous, toxic or dangerous substance, material or waste, under any applicable federal, state or local laws, ordinances or regulations now or hereafter enacted or amended, including, without limitation, petroleum, petroleum products, PCBs and asbestos.

                           Exhibit 1.2 - Page 3 of 14

         Holidays. President's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, New Year's Day and all other days designated as holidays by the Federal government or the government of the Commonwealth of Pennsylvania.

         HVAC System.  As defined in Subsection 11.1.1.

         Included Space.  As defined in Subsection 27.2.3.

         Included Space Commencement Date.  As defined in Subsection 27.4.4.

         Indemnified Party.  As defined in Section 29.1.

         Initial Determination.  As defined in Subsection 26.4.1.

         Kelly Preserve.  As defined in Section 1.1.1.

         Landlord. As defined in the opening paragraph.

         Landlord Party.  As defined in Section 11.6.3.

         Law(s). The judicial decisions, statutes, constitutions, ordinances, resolutions, regulations, rules, administrative orders and other requirements of all municipal, county, state, local, federal and other government agencies and authorities having jurisdiction over the parties to this Lease or the Premises or both, in effect at any time during the Term.

         Lease. As defined in the opening paragraph.

         Lease Year. The first Lease Year of the Term shall commence on the Rent Commencement Date and shall end (a) on the day immediately preceding the first anniversary of the Rent Commencement Date, if the Rent Commencement Date is the first day of the month, or (b) the last day of the month in which the first anniversary of the Rent Commencement Date occurs, if the Rent Commencement Date is any day other than the first day of a calendar month. Each subsequent Lease Year shall be a period of twelve months, commencing on the day immediately following the expiration of the prior Lease Year and expiring on the day immediately preceding the anniversary of the commencement of such Lease Year.

         Market Rent.  As defined in Subsection 26.3.2.

         Monthly Expense Payments.  As defined in Subsection 7.2.1.

         Monthly Tax Payments.  As defined in Subsection 6.2.1.

         Mortgage. As defined in Subsection 19.1.1.2.

         Mortgagee. As defined in Subsection 19.1.2.

                           Exhibit 1.2 - Page 4 of 14

         Net Rental Value of the Premises. The fair rental value of the Premises for the balance of the Term as of the date of termination, as reasonably determined by Landlord, less all actual costs and expenses incurred or projected to be incurred in connection with a reletting of the Premises, as reasonably determined by Landlord, including, without limitation, the following: (a) repossession costs; (b) attorneys' fees and expenses; (c) brokers' commissions and advertising costs; (d) costs of alterations, improvements, repairs and replacements; (e) improvement allowances, free rent, and other concessions; and
(f) vacancy periods. If the Premises or any portion thereof, have been relet by Landlord before presentation of proof of the amount of the Termination Damage Payment to any court, the rent payable in connection with such reletting shall be conclusively presumed to be the fair rental value rental value of the Premises, or the part relet, during the term of the reletting.

         Notice of Intent.  As defined in Subsection 18.1.1.

         OFAC. As defined in Section 29.15.

         Operating Expense Adjustment. Tenant's Share of the amount by which Operating Expenses for any Operating Year exceeds the Operating Expense Allowance.

         Operating Expense Allowance. The actual Operating Expenses for the Operating Year 2006.

         Operating Expense Estimate. Landlord's estimate of the Operating Expense Adjustment for an Operating Year.

         Operating Expense Statement. A written statement from Landlord setting forth (a) the amount of Operating Expenses for the preceding Operating Year, (b) the Operating Expense Adjustment for such Operating Year, (c) all amounts paid by Tenant on account of the Operating Expense Adjustment, and (d) the amount due from or to be credited to Tenant for the Operating Year.

         Operating Expenses.

         1. All reasonable, actual expenses incurred by Landlord in connection with the management, maintenance, operation, replacement and repair of the Property, including, but not limited to the following items:

            (a) gas, oil, steam, fuel, water and sewer charges;

            (b) electricity, except for (i) electricity supplied to space leased to tenants, and (ii) electricity used in connection with heating, ventilating and air conditioning of space leased to tenants;

            (c) all other utility charges (including surcharges) of whatever nature;

                           Exhibit 1.2 - Page 5 of 14

            (d) insurance premiums and the amounts of any deductibles and uninsured losses paid by Landlord;

            (e) personnel costs (including, but not limited to, salaries, wages, fringe benefits, taxes, insurance, and other direct and indirect cost) for all persons employed by Landlord in connection with the management, maintenance, operation and replacement and repair of the Property;

            (f) service and maintenance contracts including, but not limited to, cleaning, trash removal, window cleaning, exterminating and any security services provided;

            (g) all other maintenance, repair and replacement expenses, both interior and exterior;

            (h) maintenance, repair and replacement of the HVAC System, including, those components which service space leased to tenants;

            (i) tools, equipment, furniture, furnishings, materials, supplies and uniforms;

            (j) signage and decorations;

            (k) cleaning, maintenance, repair and replacement of the Common Facilities, including, without limitation, removal of ice and snow and landscaping;

            (l) licenses and permits;

            (m) administrative costs and overhead;

            (n) [Intentionally Omitted];

            (o) reasonable, actual legal and other professional fees incurred in connection with the operation of the Property, including, without limitation, accounting fees for preparing the Operating Expense Statement and Tax Statement;

            (p) management fees payable to any managing agent not to exceed the market rate charged in the Philadelphia area for similar properties, as reasonably determined by Landlord;

            (q) all fees, expenses, costs, assessments, levies and charges now or hereafter allocated to or assessed, levied or imposed upon the Property or the owner thereof by the Association pursuant to the Declaration or otherwise;

            (r) all fees, expenses, costs and charges incurred by Landlord or allocated to or assessed, levied or imposed upon the Property or the owner thereof pursuant to the terms and conditions of any agreements to which the Property is subject, including, without limitation, the REA;

                           Exhibit 1.2 - Page 6 of 14

            (s) fair market rental value and other costs with respect to the management office for the Building;

            (t) sales and use taxes and any taxes imposed on personal property owned by Landlord and used in connection with the Property and taxes on any of the expenses which are included in Operating Expense; and

            (u) the cost of any Qualified Capital Improvement made by Landlord, amortized on a straight line basis over the useful life of the improvement in accordance with generally accepted accounting principles. If Landlord shall lease such Qualified Capital Improvement, then the rentals or other operating costs paid pursuant to such lease shall be included in Operating Expenses for each year in which they are incurred. Notwithstanding the foregoing, if Landlord shall effectuate savings in labor or energy related costs or other Operating Expenses as a result of the installation of new devices or equipment, then Landlord may, in lieu of the above, elect to include up to the full amount of any such savings in each Operating Year (beginning with the Operating Year in which the equipment is placed in service) as an Operating Expense until Landlord has recovered thereby the cost of installation of said devices or equipment and interest thereon as above provided, even such application will result in the amortization of such costs over a period shorter than its useful life. Landlord shall notify Tenant in writing if Landlord elects to include such savings in Operating Expenses, and in such case, shall include with each Operating Expense Statement for the relevant Operating Year(s), a statement of the amount of savings in Operating Expenses for the relevant Operating Year(s).

         2. Notwithstanding the foregoing, Operating Expenses shall not include the following:

             a. Costs of repair or replacement, in excess of commercially reasonable deductibles, incurred by fire, other casualty that is covered or should have been covered by insurance had Landlord complied with the insurance requirement imposed upon it under the terms of this Lease, or exercise of the right of eminent domain.

             b. Leasing commissions, advertising and other promotional costs and expenses, attorneys' fees, costs and disbursements and other expenses incurred in negotiating or executing leases or in resolving disputes with other tenants, other occupants, or other prospective tenants or occupants of the Building or any portion thereof, collecting rents or otherwise enforcing leases of other tenants of the Building or any portion thereof.

             c. Costs and expenses of special services rendered to particular tenants of the Building or any portion thereof or that exclusively benefit another tenant or tenants of the Building or any portion thereof, including, without limitation, costs of Tenant installations, decorating expenses, redecorating expenses or constructing improvements or alterations to any tenant space, and the cost of any janitorial cleaning service or security services provided to other tenants which exceed the standard of that provided to Tenant.

                           Exhibit 1.2 - Page 7 of 14

             d. Costs of electrical energy furnished and metered directly to tenants of the Building or any portion thereof or for which Landlord is reimbursed by tenants as additional rental over and above any such tenant's base rental or pass through of operating costs.

             e. Except for the amortization of the cost of Qualified Capital Investments, Operating Expenses shall include no cost or expenditure that would be classified as a capital expense under generally accepted accounting principles consistently applied. All such capital expenditures shall be amortized over the useful life of the capital improvement (as determined in accordance with generally accepted accounting principles consistently applied), but in no event to extend beyond the reasonable life of the Building, and with respect to capital improvements made primarily for the purpose of reducing Operating Expenses, the amount to be included in Operating Expenses in any calendar year shall be the lesser of (i) the amortized amount determined in accordance with the foregoing, or (ii) the actual or, if not reasonably obtainable, the reasonably estimated reduction in Operating Expenses resulting from the capital improvement during the same calendar year.

             f. Depreciation, amortization and other non cash items.

             g. Costs and expenses incurred by Landlord for which Landlord is actually reimbursed by parties other than tenants of the Building, including, without limitation, insurance proceeds.

             h. Costs and expenses attributable to the correction of any construction defects in the initial construction of the building or the construction of any additions to the Building.

             i. Finance and debt service costs for the Building or any portion thereof and rental under any ground or underlying lease or leases for the Building or any portion thereof.

             j. Landlord's general overhead except as it directly relates to the operation, management, maintenance, repair and security of the Building.

             k. Any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord unless any income generated from such concessions is used to reduce Operating Expenses.

             l. Costs and expenses for items and services for which Tenant reimburses Landlord or pays third persons, to the extent of such reimbursement or payment.

                           Exhibit 1.2 - Page 8 of 14

             m. Costs, fines or penalties incurred due to violations by Landlord of any governmental rule or authority, other than any such cost, fine or penalty (not otherwise paid by Tenant) incurred due to any violation caused by any act or omission of Tenant, its employees or agents.

             n. Costs of management fees (including reimbursables and other related costs) to the extent they exceed the market rate charged in the Philadelphia area for similar properties.

             o. Costs for purchasing sculptures, paintings, wall hangings or other objects of art; provided that any costs of cleaning, maintenance or restoration of such artworks up to a maximum of $1,000.00 per calendar year may be included in Operating Expenses.

             p. Costs of wages, salaries, or other compensation paid to any executive employees of Landlord above the grade of "Project Manager" or paid to employees of Landlord who are not employed full time on site at the Building; provided, however, if an employee of Landlord works on several buildings within the area, including the Building, the costs and expenses incurred in connection with such employee shall be allocated among such buildings by Landlord in accordance with reasonable and consistent criteria.

             q. Costs and expenses incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature.

             r. Costs and expenses associated with the removal or encapsulation of asbestos or other hazardous or toxic substances.

             s. Any expenses for repairs or maintenance which are covered by warranties and service contracts, to the extent such maintenance and repairs are made at no cost to Landlord.

             u. Any costs representing any amount paid for services and materials (including overhead and profit increments) to a related person, firm, or entity to the extent such amount exceeds the amount that would be paid for such services or materials at the then existing market rates to an unrelated person, firm or corporation.

             v. If any taxes paid by Landlord and previously included in Operating Expenses are refunded, Landlord shall promptly pay Tenant an amount equal to the amount of such refund (less the reasonable expenses incurred by Landlord in obtaining such refund) multiplied by Tenant's Share in effect for the period to which such refund relates.

             y. The cost of overtime or other expenses to Landlord in curing its defaults.

                           Exhibit 1.2 - Page 9 of 14

             x. Any amounts payable by Landlord by way of indemnity or for damages or which constitutes a fine or penalty, including interest or penalties for any late payment.

             y. Repairs, alterations, and general maintenance paid by proceeds of insurance and repairs necessitated by violations of law in effect as of the date of the Lease.

             z. Repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of Landlord or any Landlord Party for repairs, alterations, and general maintenance necessitated by the negligence or willful misconduct of any other tenant or occupant of the Building or of any of their respective agents, employees, contractors, invitees, or licensees.

             aa. Costs and expenses associated with any health, athletic or recreational club of the Building unless any income generated from such facilities is used to reduce Operating Expenses.

             bb. Taxes which are not reasonably allocated to the Building and the Property on which the Building is located.

             cc. Any expenses, costs or accruals related to portions of the project other than the Building, except to the extent such expenses costs or accruals are properly allocated to the Building.

             dd. Charitable contributions of Landlord.

         3. For the Operating Year 2006, in determining the Operating Expense Allowance, Landlord shall make a reasonable estimate of the amount of Operating Expenses that would have been paid or incurred by Landlord had the leasable area of the Property been ninety five percent (95%) rented throughout such Operating Year. If less than ninety five percent (95%) of the leasable area of the Property is rented during all or a portion of any other Operating Year Landlord may at its election make a reasonable estimate of the amount of Operating Expenses that would have been paid or incurred by Landlord had the leasable area of the Property been ninety five percent (95%) rented throughout such Operating Year. The amount so determined by Landlord shall be deemed to have been the amount of Operating Expenses for such Operating Year, and Tenant's Operating Expense Adjustment shall be determined based upon such amount. Notwithstanding the foregoing, only those components of Operating Expenses that are affected by variations in occupancy levels in the Property shall be grossed up pursuant to this Section.

         4. Subject to the determination of the Operating Expense Allowance in accordance with Section 3 above, if the management fee rate, expressed as a percentage, included in Operating Expenses for any Operating Year exceeds the management fee rate included in the Operating Expense Allowance, for purposes of computing the Operating Expense Adjustment the management fee rate for the Operating Expense Allowance shall be increased to the same rate as charged in such Operating Year (e.g., if the management fee rate is 3% in Operating Year 2008, for purposes of determining the Operating Expense Adjustment for Operating Year 2008, the management fee rate component of the Operating Expense Allowance shall be deemed to be 3%). Notwithstanding the foregoing, the parties agree that the management fee rate is currently [1.5%], which rate is below the market rate charged in the Philadelphia area for similar properties, as reasonably determined by Landlord.

                           Exhibit 1.2 - Page 10 of 14

         5. Subject to the determination of the Operating Expense Allowance in accordance with Section 3 above, if association or similar fees included in Operating Expenses for any Operating Year are new fees due to the completion or expansion of the development project of which the Property is a part, for purposes of computing the Operating Expense Adjustment, the Operating Expense Allowance shall be equitably adjusted in determining the Operating Expense Adjustment for such Operating Year to take into account such new fees.

         Operating Year. The period from January 1, 2006, to December 31, 2006, or such other period of twelve (12) months as Landlord may hereafter adopt as its fiscal year for purposes of determining Operating Expenses, occurring during the Lease Term.

         Order. As defined in Section 29.15.

         Orders. As defined in Section 29.15.

         Overdue Interest Rate. Three percent (3%) per annum above the prime rate of interest announced from time to time by the financial institution in which Landlord deposits the majority of its funds.

         Overlease. As defined in Subsection 19.1.1.1.

         Overlessor. As defined in Subsection 19.1.2.

         Park. Ellis Preserve, a Planned Community, which is subject to the Declaration.

         Partial Taking.  As defined in Section 16.2.

         Party Appraiser.  As defined in Subsection 26.4.2.

         Permitted Transferee. Any of the following entities: (i) an Affiliate of Tenant; (ii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity in which or with which Tenant, or its corporate successors or assigns, is merged or consolidated, in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as Tenant's obligations hereunder are assumed by the entity surviving such merger or created by such consolidation; or (iii) any corporation, limited partnership, limited liability partnership, limited liability company or other business entity acquiring all or substantially all of Tenant's assets.

         Plan. As defined in Section 2.1.1.

         Preliminary Plan.  As defined in Section 1 of the Workletter.

         Premises. As defined in Subsection 1.1.3.

         Property. As defined in Subsection 1.1.2.

                           Exhibit 1.2 - Page 11 of 14

         Proposed Plans.  As defined in Section 2.1 of the Workletter.

         Qualified Capital Improvement. (a) A labor saving device, energy saving device or other installation, improvement or replacement which is intended to reduce Operating Expenses, whether or not voluntary or required by Law, or (b) an installation or improvement required by Law, or (c) an installation or improvement which is primarily intended to improve the health, safety or welfare of tenants of the Building.

         REA. The Declaration of Reciprocal Easements by SAP America, Inc., BPG Real Estate Investors-Straw Party-1, L.P., and BPG Real Estate Investors-Straw Party-2, L.P., dated as of June 23, 2004 and recorded on June 30, 2004 in the Office of the Recorder of Deeds of Delaware County, Pennsylvania, in Book 3222, Page 404 et seq.

         Rejection Notice.  As defined in Subsection 26.4.1.

         Renewal Option.  As defined in Section 26.1.

         Renewal Term.  As defined in Section 26.1.

         Rent. As defined in Subsection 4.2.1.

         Rent Commencement Date.  As defined in Section 2.2.1.

         Rules and Regulations.  As defined in Subsection 9.2.1.

         Substantially Completed or Substantial Completion. As defined in
Section 8.1 of the Workletter.

         Taking. Any taking by condemnation or power of eminent domain or any transfer by deed or other instrument in lieu thereof.

         Tax Adjustment. Tenant's Share of the amount by which Adjusted Taxes for any Tax Year exceeds the Tax Allowance.

         Tax Allowance. The actual Taxes for the Tax Year 2006; provided, however, that the actual Taxes shall be equitably adjusted by Landlord so that the Tax Allowance is a fair allocation of Taxes to the Property for the Tax Year 2006 with base building improvements completed, and further equitably adjusted upward or downward by Landlord when the expected assessment of the Property as a separate improvement of Kelly Preserve is received if not until after the Tax Year 2006.

                           Exhibit 1.2 - Page 12 of 14

         Tax Statement. A statement in writing signed by Landlord, setting forth
(a) the Adjusted Taxes for the applicable Tax Year, and (b) the Tax Adjustment payable for such Tax Year.

         Tax Year. Each calendar year occurring during the Term. If any taxing authority imposes, assesses or levies Taxes on the basis of a fiscal period other than a calendar year, the Taxes for the relevant Tax Year shall be determined by apportioning the Taxes for the fiscal period among the Tax Years in which any portion of the fiscal period occurs.

         Taxes. All taxes, charges, impositions, levies, assessments and burdens of every kind and nature, whether general or special, ordinary or extraordinary, foreseen or unforeseen, assessed or imposed by any governmental or quasi-governmental body or authority or special service district on and/or with respect to the Property or its operation, or the rents therefrom (including taxes based on gross receipts), or allocated to the Property pursuant to the terms of the Declaration, whether or not directly paid by Landlord, subject to the following:

             (a) There shall be excluded from Taxes all penalties or interest assessed due to the late payment of any Taxes, income taxes, excess profit taxes, excise taxes, franchise taxes, estate, succession, inheritance and transfer taxes; provided, however, that if, due to a future change in the method of taxation or assessment, any such tax, however designated, shall be imposed in substitution, in whole or in part, for (or in lieu of all or any part of any contemplated increase in) any tax, charge, imposition, levy, assessment or burden which would otherwise be included within the definition of Taxes, such other tax shall be deemed to be included within the definition of Taxes as defined herein to the extent of such substitution or imposition in lieu; and

             (b) Use and occupancy taxes shall be excluded from Taxes, however, such amounts shall be paid by Tenant to Landlord pursuant to Section 6.7.

         Tenant. As defined in the opening paragraph.

         Tenant Delay.  As defined in Section 8.4 of the Workletter.

         Tenant Party.  As defined in Section 11.6.2.2.

         Tenant's Construction Representative. As defined in Section 8 of the Workletter.

         Tenant's Share. As defined in Subsection 1.1.5.

         Term. As defined in Subsection 1.1.6.

         Termination Damage Payment. The sum of (a) all Rent remaining unpaid for the period prior to the date that Tenant surrenders of possession of the Premises to Landlord, and (b) the excess, if any, of (i) the aggregate of all Rent reserved under this Lease for the balance of the Term (including both Base Rent and Additional Rent (the amount of the Additional Rent to be based on historical amounts and Landlord's estimates for future amounts)), over (ii) the Net Rental Value of the Premises for the balance of the Term as of the date of such termination, and (c) all other costs and expenses, direct or indirect, incurred as a result of Tenant's breach of this Lease.

                           Exhibit 1.2 - Page 13 of 14

         Third Appraiser.  As defined in Subsection 26.4.2.

         Total Taking.  As defined in Section 16.1.

         Township. As defined in Subsection 3.2.1.

         Undetermined Charges. Any item of Additional Rent (a) which is not yet due and payable at the time of the expiration or earlier termination of the Term, or (b) the amount of which has not yet been finally determined as of the expiration or earlier termination of the Term. For example, if the bills for Taxes for the final Tax Year of the Term have not been received prior to the expiration or earlier termination of the Term, the Tax Adjustment for the final Tax Year of the Term would be an Undetermined Charge.

         Workletter. As defined in Section 2.4.




















                           Exhibit 1.2 - Page 14 of 14

                                  EXHIBIT 2.1.1

                              PLAN OF THE PREMISES

                                  EXHIBIT 2.2.3

                           COMMENCEMENT DATE AGREEMENT


             THIS COMMENCEMENT DATE AGREEMENT (the "Agreement") is made this _________ day of ________________, 200__, by and between CAMPUS INVESTORS D BUILDING, L.P., a Delaware limited partnership, (the "Landlord"), and MEDSTAFF, INC., a Delaware corporation (the "Tenant").

                              W I T N E S S E T H:

             Landlord and Tenant are parties to a lease dated
_______________________ (the "Lease") covering certain premises in the building located at and known as 3805 West Chester Pike, Newtown Square, Pennsylvania 19073. The capitalized terms used in this Agreement shall have the meanings set forth in the Lease, unless otherwise defined in this Agreement.

             Subsection 2.2.3 of the Lease provides that after the Commencement Date has been determined, Landlord and Tenant shall enter into an agreement, confirming the Commencement Date, the Rent Commencement Date and the Expiration Date of the Term. This Agreement is being executed and delivered in satisfaction of this requirement.

             NOW, THEREFORE, intending to be legally bound, Landlord and Tenant agree as follows:

             1. The Commencement Date of the Term is _____________________.

             2. The Rent Commencement Date of the Term is _____________________.

             3. The Expiration Date of the Term is __________________________.

             4. Tenant hereby confirms that:

                (a) the Tenant Improvements are Substantially Complete;

                (b) Tenant is in possession of the Premises; and

                (c) the Lease is in full force and effect.










                           Exhibit 2.2.3 - Page 1 of 2

                  IN WITNESS WHEREOF, Landlord and Tenant, intending to be legally bound hereby, have executed this Agreement as of the date first written above.


                               LANDLORD:


                               CAMPUS INVESTORS D BUILDING, L.P., a
                               Delaware limited partnership

                               By: Bergen D Building, LLC, a Delaware limited liability company, its general partner



                               By: /s/ Stephen M. Spaeder
                                   -----------------------------------------

                               Name: Stephen M. Spaeder

                               Title: Senior Vice President



                               TENANT:

(Corporate Seal)               MEDSTAFF, INC.

Attest:

By:  /s/ Joseph Comwell        By: /s/ Victor Kalafa
     ----------------------        -----------------------------------------

Name:  Joseph Comwell          Name:  Victor Kalafa

                               Title:  President

                          Exhibit 2.2.3 - Page 2 of 2

                                   EXHIBIT 2.4

                                   WORKLETTER

         1.  The Preliminary Plan.

             Meyer & Associates, Inc. (the "Architect") has prepared a preliminary plan (the "Preliminary Plan") for the layout and construction of improvements to the Premises in connection with Tenant's initial occupancy thereof (the "Tenant Improvements"). The Preliminary Plan has been approved by Landlord and Tenant and is attached to this Workletter as Schedule 1. Notes to the Preliminary Plan are attached to this Workletter as Schedule 2.

         2.  Proposed Plans; Final Plans.

             2.1. Following the execution of this Lease, Tenant will cause the Architect to prepare proposed plans and specifications for the construction of the Tenant Improvements (the "Proposed Plans"), in compliance with the requirements of this Section. The Architect shall be engaged by Tenant and shall be under the direction of Tenant.

             2.2. The Proposed Plans shall (a) be consistent with the Preliminary Plan, and (b) include all information and specifications necessary for Landlord to complete construction of the Tenant Improvements, including, without limitation, the following:

                  2.2.1. partition layout (dimensioned);

                  2.2.2. door location and door schedule including hardware;

                  2.2.3. reflected ceiling plan;

                  2.2.4. telephone and electrical outlets with locations (dimensioned);

                  2.2.5. special electrical, HVAC and/or plumbing work;

                  2.2.6. mechanicals;

                  2.2.7. special loading requirements, such as the location of file cabinets and special equipment;

                  2.2.8. openings in the walls or floors;

                  2.2.9. all necessary sections and details for special equipment and fixtures; and

                  2.2.10. finishes including, without limitation, carpentry and millwork, floor coverings, wall coverings, color schedules, and any other special finishes.


                            Exhibit 2.4 - Page 1 of 8

             2.3. [Intentionally Omitted].

             2.4. The Proposed Plans shall be subject to Landlord's approval. If Landlord disapproves the Proposed Plans, it shall state the reasons for such disapproval, and Tenant shall cause the Architect to promptly make any changes in the Proposed Plans reasonably required by Landlord. Tenant acknowledges that Landlord may disapprove the Proposed Plans if the cost of constructing the Tenant Improvements, as delineated therein (or the Base Building Work required in connection therewith), would be in excess of the amounts which Landlord has budgeted for the construction of the Tenant Improvements. The Proposed Plans, as finally approved by Landlord, are referred to hereinafter as the "Final Plans".

         3.  Engineering.

             If the construction of the Tenant Improvements requires that the base building systems or structure be extended or adapted to meet Tenant's occupancy requirements ("Base Building Work"), Landlord shall engage such professional engineers as may be necessary to perform and coordinate all structural, mechanical, plumbing, electrical, fire protection and other engineering.

         4.  Construction By Landlord.

             4.1. Landlord shall complete construction of the Tenant Improvements in accordance with the Final Plans. Landlord shall have the right, however:

                  4.1.1. to make substitutions of material of equivalent grade and quality when and if any specified material shall not be readily and reasonably available; and

                  4.1.2. to make changes necessitated by conditions met in the course of construction, provided that Tenant's approval of any substantial change shall first be obtained (which approval shall not be unreasonably withheld or delayed so long as there shall be general conformity with the Final Plans).

             4.2. Landlord shall also complete construction of the Base Building Work in accordance with the construction schedule (the "Construction Schedule"), attached to this Workletter as Schedule 3.

         5.  Construction Costs.

             Subject to approval of the Proposed Plans by Landlord, the construction of the Tenant Improvements and Base Building Work shall be done by Landlord at Landlord's cost and expense, except as otherwise set forth in
Section 6.

         6.  Changes in the Final Plans.

             6.1. All changes in the Final Plans ("Changes") shall be subject to the approval of Landlord. If Tenant desires to make a Change, Tenant shall

                            Exhibit 2.4 - Page 2 of 8
submit a written request to Landlord describing the proposed Change. If Landlord approves the Change, the parties shall enter into a written Change Order, as hereinafter defined. Changes in the Final Plans may be accomplished only by a Change Order.

             6.2. In connection with any Change, Tenant shall pay Landlord, at the time of executing the Change Order, an amount equal to the Change Cost. The term "Change Cost" means (a) the actual net increase in the construction costs resulting from the Change, including a five percent (5%) development administration fee, plus (b) if the Change Order results in an extension of the Delivery Date, a sum equal to the per diem Base Rent that would have otherwise been paid by Tenant for the period by which the Commencement Date will be delayed due to such Change Order, as agreed by Landlord and Tenant in such Change Order.

             6.3. The term "Change Order" means a written instrument prepared by Landlord and signed by Landlord and the Tenant stating their agreement upon all of the following: (a) the change in the Final Plans; (b) the amount of the Change Cost; and (c) the extent of the adjustment in the Delivery Date, if any.

         7.  Tenant's Work.

             7.1. All data and telecommunications wiring necessary to equip the Premises for Tenant's occupancy shall be furnished and installed by Tenant. Tenant shall comply with the provisions of Article 13 of the Lease and Exhibit
13.1.2 of the Lease in connection with any work which it performs pursuant to this Section 7. All such work shall be subject to coordination by Landlord. Tenant shall have access to the Premises prior to the Commencement Date for purposes of completing such work (but not before June 1, 2006), provided, however, that in connection with the performance of such work, Tenant shall not interfere with or delay the completion of the Tenant Improvements.

             7.2. Landlord shall provide Tenant with an allowance for data and telecommunications wiring, in the amount of $31,959.00. The foregoing allowance is based upon a formula of one dollar ($1.00) per rentable square feet of space in the Premises. The allowance is subject to adjustment in accordance with such formula, based upon the final determination of the rentable square footage of the Premises made by Landlord's architect. The allowance shall be advanced in one lump sum upon completion of the work. Tenant shall be responsible for all amounts in excess of the allowance.

         8. Tenant's Construction Representative.

             Tenant hereby appoints Tim Rodden as its construction representative ("Tenant's Construction Representative") to act for Tenant with respect to all construction and construction related matters. Tenant may change Tenant's Construction Representative from time to time to another person who is skilled in the construction of tenant improvements in Class A office buildings or who is an officer or management level employee of Tenant, which change shall be effective upon receipt by Landlord of written notice of such change. Tenant's Construction Representative shall be available to attend regularly scheduled and

                            Exhibit 2.4 - Page 3 of 8
special meetings with Landlord and the general contractor performing the Tenant Improvements, and shall be available generally at the Building. Tenant's Construction Representative shall have the authority to act on Tenant's behalf at all times and to bind Tenant with respect to all construction related matters including, but not limited to, scheduling changes and change orders.

         9. Substantial Completion.

             9.1. The Tenant Improvements shall be deemed substantially completed ("Substantial Completion or "Substantially Completed") when a certificate of occupancy or temporary certificate of occupancy has been issued for the Premises (punchlist items excepted). 9.2. Landlord shall use reasonable efforts to cause the Tenant Improvements to be Substantially Completed no later than one hundred (120) days after the later of the execution date of this Lease or Tenant's delivery of the Final Plans (the "Delivery Date"). The period of time for Landlord to Substantially Complete the Tenant Improvements shall be extended for additional periods of time equal to the time lost by Landlord or Landlord's contractors, subcontractors or suppliers due to strikes; Tenant Delay (as defined below); governmental restrictions and limitations; unavailability or delays in obtaining fuel, labor or materials; war or other national emergency; accidents; floods; defective materials; fire damage or other casualties; adverse weather conditions; the inability to obtain building or use and occupancy permits; or any cause similar or dissimilar to the foregoing which is beyond the reasonable control of Landlord or Landlord's contractors, subcontractors or suppliers.

             9.3. In the event that Landlord has not delivered the Premises to Tenant in accordance with this Workletter on or before the Delivery Date (as the same may be extended pursuant to Section 9.2), then Rent shall be abated on the basis of one day of Rent (Base Rent and Additional Rent) for every day that Landlord has not delivered the Premises after the Delivery Date. In the event that the Tenant Improvements are not Substantially Completed by the date which is ninety (90) days following the Delivery Date (as the same may extended pursuant to Section 9.2), Tenant shall have the right to terminate this Lease. Tenant shall exercise such right, if at all, by giving Landlord written notice at any time within the ten (10) day period immediately following the expiration of such ninety (90) day period. Upon the giving of such notice, this Lease shall terminate and be deemed null and void, and neither party shall have any further rights or obligations hereunder. Landlord shall have no liability to Tenant with respect to a holdover penalty to Tenant's landlord under its current lease, or any other consequential damages with respect to the delivery of the Premises to Tenant.

             9.4. The term Tenant Delay as used in this Workletter means any:

                  9.4.1. delays caused by the failure of the Proposed or Final Plans to be complete and approved by all applicable governmental agencies and departments by the dates set forth herein where such failure results from the acts or omissions of Tenant or Tenant's representatives including any delays resulting from the redesign of part or all of the Final Plans after approval by Landlord for any reason;

                            Exhibit 2.4 - Page 4 of 8

                  9.4.2. delays caused by Tenant's failure to comply with the specific time periods established in this Workletter;

                  9.4.3. delays, not caused by Landlord, in furnishing materials or procuring labor required for installations or work in the Premises which are not customarily provided by Landlord for office tenants in the Building, provided that Tenant shall be notified of Landlord's good faith estimate of the anticipated delay promptly after discovery thereof by Landlord, and shall be given an opportunity to specify alternative materials or requirements customarily provided by Landlord for office tenants;;

                  9.4.4. delays resulting from a Change Order (not to exceed the amount of time agreed to pursuant to the Change Order for the extension of the Delivery Date);

                  9.4.5. delays, not caused by Landlord, in furnishing materials or procuring labor for completion of the Tenant Improvements; or

                  9.4.6. delays caused by the performance of any work or activity in the Premises by Tenant or any of its employees, agents or contractors.

             9.5. In the event of any Tenant Delay, Tenant acknowledges that the Commencement Date of the Lease Term may occur before the Premises can be occupied by Tenant, and that, as a result, Tenant may not have occupancy of the Premises for a full five months prior to the Rent Commencement Date.

         10. Punchlist.

             10.1. Upon Substantial Completion of the Tenant Improvements, Landlord shall notify Tenant's Construction Representative in writing. Within two (2) business days after receipt of Landlord's notice, Tenant's Construction Representative shall inspect the Tenant Improvements with Landlord and Landlord's general contractor. At the time of such inspection, the parties shall prepare a detailed punchlist of all incomplete, defective or nonconforming work. No items may be added to the punchlist items following such inspection. Notwithstanding the foregoing, if Tenant later discovers any incomplete, defective or non-conforming work which was not visible, observable or susceptible of detection at the time of such inspection, and Tenant gives notice of the specific incomplete, defective or non-conforming work to Landlord at least sixty (60) days prior to the expiration of the applicable warranty period, Landlord shall cause the general contractor to correct the relevant incomplete, defective or non-conforming work.

             10.2. Landlord shall cause all punchlist items to be completed within a reasonable period after the date of the inspection.



                            Exhibit 2.4 - Page 5 of 8

                              WORKLETTER SCHEDULE 1

                                PRELIMINARY PLAN




























                            Exhibit 2.4 - Page 6 of 8

                              WORKLETTER SCHEDULE 2

                   NOTES TO MEDSTAFF INTERIOR PRELIMINARY PLAN





















                            Exhibit 2.4 - Page 7 of 8

                              WORKLETTER SCHEDULE 3

                       BASE BUILDING CONSTRUCTION SCHEDULE





















                            Exhibit 2.4 - Page 8 of 8

                                  EXHIBIT 9.2.1

                              RULES AND REGULATIONS

         1. Common Facilities. Landlord shall have the right to control and operate the Common Facilities of the Property in such manner as Landlord, in its sole discretion, deems best for the protection of the Property and the benefit of tenants generally. Tenant shall not (a) obstruct the Common Facilities or use them for any purpose other than ingress and egress, (b) permit access to the Premises of persons in such number or under such conditions as would interfere with the use and enjoyment by other tenants of the common areas, or (c) place any mats, trash or other objects in the Common Facilities.

         2. Restricted Areas. Tenant shall not enter any of the following areas without the prior written consent of Landlord: (a) the roof; (b) mechanical floors; or, (c) electrical, mechanical and telephone closets.

         3. Projections. Tenant shall not attach to the Building any awnings, air conditioning units, fans, aerials, antennas, or other projections or similar devices, inside the Building or on its facade or roof.

         4. Window Treatments. Tenant shall not attach or hang any drapes, blinds, shades, screens or other window treatment to any window or door of the Premises, without Landlord's prior written consent.

         5. Building Systems. Tenant shall not use the electrical, mechanical, plumbing, and telecommunications systems and fixtures of the Building for any purposes other than those for which they were constructed. Tenant shall not deposit in any plumbing fixture any sweepings, rubbish, rags, coffee grounds, acids or other substances. Tenant shall not waste water by interfering or tampering with the faucets or otherwise.

         6. Lighting Fixtures. Tenant shall install and use only fluorescent lighting fixtures, of a quality, type, design, and color approved by Landlord.

         7. Wiring. If Tenant desires telecommunications, internet, security or other systems or services requiring installation of wiring, Landlord will direct where and how the wiring is to be installed. No boring, drilling or cutting shall be done without directions and approval from Landlord. All wiring must be clearly tagged at the distributing boards and junction boxes, and elsewhere as required by Landlord, with the number of the office to which such wires lead, the purpose of the wires, and the name of the company, if any, operating or servicing the same. If required by Landlord, all wiring and cabling installed by or for Tenant, whether inside or outside the Premises, shall be removed by Tenant (or, at Landlord's election, by Landlord), at Tenant's sole cost and expense, at the expiration or earlier termination of the Term.

                           Exhibit 9.2.1 - Page 1 of 5

         8. Walls, Ceilings and Floors. Tenant shall not mark, paint, drill into, or in any way deface any part of the Premises or the Building. Tenant shall not use the ceiling for the suspension of any item or fixture, including, without limitation, plants or decorative items. Tenant shall not fasten or attach nails or screws shall to the walls or ceilings, without Landlord's prior written consent. Tenant shall not lay any floor tile or other similar floor covering in the Premises, without Landlord's prior written consent. Floor coverings shall be affixed in only such manner as Landlord approves.

         9. Floor Load. Tenant shall not allow the floor bearing capacity of the Premises (which is 100 pounds per square foot, live load) to be exceeded.

         10. Signs. Tenant shall not place any signs, advertisements, notices or other lettering in or on the Premises or outside the Premises without Landlord's prior written consent. All signage shall be of a size, color and style approved by Landlord.

         11. Advertising. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Property or its desirability as an office building. Without Landlord's prior written consent, Tenant shall not use the name of the Property or use pictures or illustrations of the Property in any advertising other than in indicating Tenant's address.

         12. Canvassing. Canvassing, soliciting and peddling on the Property are prohibited and Tenant shall cooperate in preventing the same.

         13. Disturbance of Other Tenants. Tenant shall not do anything which would obstruct or interfere with the rights of other tenants, or injure, annoy or disturb other tenants. Without limiting the generality of the foregoing, Tenant shall not cause any noise, vibrations, odors, or electronic interference which disturbs other tenants, the operation of their equipment or the operation of any equipment in the Building.

         14. Animals and Bicycles. Tenant shall not bring into or keep in or about the Building any bicycles, vehicles or animals of any kind (other than seeing-eye dogs assisting disabled persons).

         15. Cooking; Vending Machines. Tenant shall not permit any cooking to be done in the Premises, except that, with Landlord's approval, Tenant may install and operate, for the convenience of its employees, a lounge or coffee room with sink, refrigerator, microwave oven and/or coffee makers. Tenant shall not cause or permit any food odors to emanate from the Premises. Tenant shall maintain sanitary conditions in any area used for food and beverage preparation and consumption. Tenant shall not install any food, beverage or other vending machines without Landlord's prior written consent which consent shall not be unreasonably withheld conditioned or delayed

         16. Alcoholic Beverages. Tenant shall not serve, or permit the service of alcoholic beverages in the Premises unless it shall have procured Host Liquor Liability Insurance, issued by companies and in amounts reasonably satisfactory to Landlord, naming Landlord as an additional party insured.

                           Exhibit 9.2.1 - Page 2 of 5

         17. No Smoking. No smoking is permitted in any part of the Premises or the Building. No smoking is permitted outside the Building within a distance of thirty (30) feet of any Building entrance.

         18. Manufacturing, Storage and Sale of Merchandise. Tenant shall not use the Premises for the manufacture or storage of merchandise, goods or property of any kind, or for the sale of merchandise, goods or property of any kind, at auction or otherwise.

         19. Improper Uses. Tenant shall not use the Premises for any of the following purposes: (a) lodging or sleeping; (b) any immoral or illegal purpose; or (c) any other purpose which, in the judgment of Landlord, would impair the character, reputation, or appearance of the Building.

         20. Hazardous Substances. Tenant shall not generate or keep flammable, combustible, explosive, caustic, hazardous or toxic fluids, chemicals or substances in the Premises or any part of the Property, except that Tenant may keep in the Premises commercial products normally used by occupants of office buildings for ordinary cleaning and office-related purposes, in such quantities as are appropriate for the size of the Premises.

         21. Locks. Tenant shall not alter any lock or install a new or additional lock or any bolt or other security device on any door or window without the prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with two keys for each such lock and security device. Tenant shall, upon the expiration or termination of the Lease, give Landlord all keys used in connection with the Premises (including keys to the Premises, rooms and offices within the Premises, storage rooms and closets, cabinets and other built-in furniture, and toilet rooms), whether such keys were furnished by Landlord or procured by Tenant. Tenant shall, upon the expiration or termination of the Lease, disclose to Landlord the combinations of all locks for safes, safe cabinets and vault doors, if any, remaining in the Premises.

         22. Notice of Injury. Tenant shall immediately notify Landlord of any injury to a person or damage to property regardless of cause within the Premises or any public areas on the floors of the Building on which the Premises is located.

         23. Delivery and Removal. Tenant shall not receive into or remove from the Building any freight, furniture or bulky matter of any description, except during such hours and in such manner as may be approved by Landlord. Landlord reserves the right to inspect all deliveries to the Building and to exclude from the Building anything that violates any of these rules and regulations. Any hand trucks, carryalls, or other apparatus used for delivery or removal shall be equipped with rubber tires, side guards and such other safeguards as Landlord may require. Tenant shall not move anything into or out of the Premises except by contractors approved by Landlord. Tenant shall not use the service elevator without Landlord's prior written consent.

                           Exhibit 9.2.1 - Page 3 of 5

         24. Dock Facilities. Dock facilities are to be used only for loading and unloading procedures. No dumpsters are to be placed at the loading dock without Landlord's prior written consent.

         25. Contractors. Tenant shall not, directly or indirectly, employ or permit the employment of any contractor, subcontractor, mechanic or laborer in the Premises whose conduct has, in the past, caused, in Landlord's sole opinion, a hazard or nuisance to the Building and/or its occupants. If Tenant violates this provision, it shall, upon demand of Landlord, cause the contractors, subcontractors, mechanics or laborers to leave the Building immediately.

         26. Labor Peace. Tenant shall not, directly or indirectly, employ or permit the employment of any contractor, subcontractor, mechanic or laborer in the Premises, if such employment would interfere or cause any conflict with other contractors, subcontractors, mechanics or laborers doing work in or about the Building for Landlord, Tenant or others. In the event of such interference or conflict, Tenant, upon demand of Landlord, shall cause the contractors, subcontractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

         27. Security. Tenant shall cooperate with Landlord in assuring compliance with the security policies established by Landlord from time to time for the Building. Persons entering the Building may be subject to identification and registration. Landlord reserves the right to exclude from the Building, any person who does not properly identify himself; however, Landlord shall, in no case, be responsible for the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building.

         28. Doors to be Locked. Tenant shall keep doors to unattended areas locked, and shall otherwise exercise reasonable care to protect property from theft, loss or damage. Landlord shall not be responsible for the theft, loss or damage of any property.

         29. Personal Property. Tenant shall not keep on or attach to the Premises any property belonging to anyone other than Tenant. Tenant may lease property to be kept in the Premises, however, no property shall be leased with the understanding that it is exempt from levy for rent. Tenant shall not keep upon or attach to the Premises any property which is subject to a security interest.

         30. Inconsistencies with Lease. These rules and regulations shall be read in conjunction with the Lease and the other Exhibits. To the extent these rules and regulations are inconsistent with the remainder of the Lease and the other Exhibits, the Lease and the other Exhibits shall control.

         31. Changes to Rules. Landlord shall have the right to amend or modify the rules and regulations from time to time as Landlord shall deem necessary or desirable provided however any such change shall not materially adversely affect Tenant's rights or increase Tenant's obligation under the Lease. Landlord shall give Tenant not less than thirty (30) days prior written notice of the content and effective date of any amendments or modifications to the rules and regulations.

                           Exhibit 9.2.1 - Page 4 of 5

         32. No Obligation to Enforce; Landlord Not Responsible for Violations by Other Tenants. Landlord shall apply and enforce the rules and regulations in a non-discriminatory manner, provided, however that Landlord shall not be liable to Tenant for violation of the rules and regulations by any tenant or other person. Landlord's failure to enforce any of the rules and regulations against Tenant or any other tenant or person shall not constitute a waiver thereof by Landlord.

         33. Tenant Responsible for Compliance by Employees and Others. All rules and regulations shall apply to Tenant's agents, employees, contractors, subcontractors, licensees and invitees with the same force and effect as they apply to Tenant. Tenant shall be responsible for taking such measures as are necessary to assure that its agents, employees, contractors, subcontractors, licensees and invitees comply with these with these rules and regulations. Tenant shall be responsible for any breach of these rules and regulations by its agents, employees, contractors, subcontractors, licensees and invitees.


















                           Exhibit 9.2.1 - Page 5 of 5

                                  EXHIBIT 9.6.1

                           LOCATION OF PARKING SPACES

                                 EXHIBIT 11.1.1

                                   HVAC SYSTEM

HVAC Description
Campus Investors `D' Building

Mechanical and Plumbing Systems

         1. Design Criteria

             a. Outdoor conditions

                1. Summer: 93(degree) F DB and 75(degree) F WB.
                2. Winter: 10(degree) F

             b. Inside conditions

                1. Heating
                   a. Office: 70(degree) F.

                      (a) Warehouse (High Bay area): 70(degree)F.
                   b. MEP Rooms: 60 (degree) F.

                   c. Elevator machine rooms: 65(degree) F.

                   d. (No winter humidification provided)

                2. Cooling
                   a. Office: 75(degree) F.

                   b. Warehouse: Ventilation only

                   c. MEP rooms: 85(degree) F.

                   d.Elevator machine rooms: 85(degree) F.

             c. Construction values

                1. New Roof U = 0.064 BTU/sf/degree F.

                2. Existing Wall U = 0.078 BTU/sf/degree F.

                3. New Wall U = 0.044 BTU/sf/degree F.

                4. Floor edge loss = 0.68 BTU/ft. of perimeter edge.

                5. New Glass U = 0.29 BTU/sf/degree F.

                6. Glass shading coefficient 0.44

             d. Ventilation requirements

                1. Office areas at 20 cfm/person at one (1) person per 150 s.f.

                2. Toilet areas at 100 cfm per water closet or urinal.

                3. Maintain positive pressure throughout entire facility.

                4. Warehouse Area: 0.5 cfm per s.f.

         2. HVAC system consists of variable air volume vertical self-contained air conditioning units and electric reheat with the following components:

             a. Base building

                1. Four (4) 60 Ton & Four (4) 85 Ton (Trane or equal) variable air volume vertical self-contained air conditioning units with electric heat, water side economizer, manually set relief hood for building pressure control, internal spring isolators integral with unit, with DDC building automation system interface mounted adjacent to units for Trane Tracer system. Units are designed to meet the above stated conditions.

                          Exhibit 11.1.1 - Page 1 of 2

                2. Two (2) 250 ton induced draft cooling towers (BAC or equal)
                   with water treatment control system and variable speed pumping.

                3. Thermally wrapped supply duct mains leaving each mechanical room for connection of VAV air handlers by Tenant. Acoustically wrapped return inlets connected to each mechanical room and plenum return (All supply ductwork will be externally wrapped with foil faced fiberglass materials).

                4. Variable air volume shut-off boxes with electric reheat, supply ductwork and diffusers for lobby and core areas. Electric unit heaters for entry vestibule and warehouse area.


                5. Split system air-cooled air conditioning units (EMI) for telecom, electrical, and elevator machine rooms.

                6. Fabric duct for temporary air distribution and conditioning within the tenant areas. The fabric duct system allows design flexibility for the Tenant during the fit-out construction phase.

                7. Four (4) supply and four (4) exhaust fans for warehouse ventilation.

                8. (2) Ventilating fans providing measured quantities of fresh outside air to each of the eight self-contained air conditioning units. The fans are sized to supply the full ventilation load of the building, including the warehouse area.

                9. Interface for a direct digital control (DDC) automation system shall be provided within air conditioning units ready for extension by Tenant during fit-out.

             b. Tenant Improvements

                1. Tenant improvement work consists of furnishing and
                   installation of the variable air volume shutoff boxes with electric re-heat, sensors; furnishing and installation of the Trane Tracer DDC System (or equal) and DDC communication loop, programming, tenant air distribution system, lay-in egg crate return grilles, extension and modification of air supply mains as required and balancing.

                2. Supply ductwork will be sheet metal with foil faced, external fiberglass duct wrap. Flex duct is permitted subject to applicable code. Perimeter diffusers will be linear slots and interior diffusers will be lay-in 2 x 2 with round neck.






                          Exhibit 11.1.1 - Page 2 of 2

                                 EXHIBIT 13.1.2

                     STANDARDS FOR WORK PERFORMED BY TENANT


         1. Landlord's Approval. Prior to making any Alterations to the Premises, Tenant shall obtain the approval of Landlord, in writing, of the specific work Tenant proposes to perform. In connection with any request for Landlord's approval, Tenant shall submit to Landlord reasonably detailed plans and specifications for the proposed Alterations.

         2. Tenant's Contractors. All construction managers, contractors, subcontractors and sub-subcontractors engaged in connection with the Alterations (collectively, the "Tenant's Contractors" and individually, a "Tenant's Contractor") shall be subject to the approval of Landlord. All Tenant's Contractors shall be licensed by the authority having jurisdiction over the appropriate trade. Tenant shall not, at any time, directly or indirectly, employ or permit the employment of any contractors, subcontractors, mechanics or laborers in the Premises, if such employment would interfere or cause any conflict with other contractors, subcontractors, mechanics or laborers doing work in or about the Building for Landlord, Tenant or others. In the event of such interference or conflict, Tenant, upon demand of Landlord, shall cause the contractors, subcontractors, mechanics or laborers causing such interference or conflict to leave the Building immediately.

         3. Manner of Performance. Prior to commencing the Alterations, Tenant shall obtain all permits required by any governmental authority having jurisdiction and shall deliver copies thereof to Landlord. The Alterations shall be done in accordance with the plans and specifications approved by Landlord, the requirements of Law and the regulations of Landlord's insurance underwriter. In addition, the Alterations shall be performed in a thorough, first-class and workmanlike manner, shall incorporate only new materials and shall be in good and usable condition at the date of completion. At any time and from time to time during the performance of the Alterations, Landlord and its authorized representatives may enter upon the Premises and inspect the Alterations. Such inspection shall, however, be for Landlord's benefit only and may not be relied upon by Tenant or any other party.

         4. Insurance.

            (a) All Tenant's Contractors shall maintain the following insurance coverages in the minimum amounts specified below or such greater amounts as may be required by Landlord based upon the risks of the project or good insurance practices:

                (i) Commercial General Liability Insurance including Products/Completed Operations, Owners and Contractors Protective Liability and Broad Form Contractual Liability with the exclusion pertaining to explosion collapse and underground property damage hazards eliminated.

                (ii) Business Automobile Liability Insurance including owned, hired, and non-owned automobiles.

                (iii) Statutory Workers' Compensation Insurance, including occupational disease with employers' liability limits not less than mandated by statute.

            (b) In addition to the foregoing insurance coverages, during the course of construction, Tenant or Tenant's general contractor or construction manager shall maintain "All-risk" builder's risk insurance for the full replacement cost of the Alterations.

            (c) The insurance identified under Subsections 4(a)(i) and (ii) above shall be in the amount of at least $5,000,000 combined single limit per occurrence.

            (d) Each policy of insurance required to be maintained by Tenant's Contractors shall comply with the same requirements as are applicable to Tenant's insurance under Section 14.3 of this Lease.

            (e) Evidence of all coverage shall be delivered to Landlord prior to each Tenant's Contractor commencing work in the Premises.

            (f) The liability of Tenant and Tenant's Contractors shall not be limited because of the insurance required hereunder or to the amounts thereof or because of any exclusions from coverage in any insurance policy.

         5. Policies and Procedures. Tenant shall comply, and shall cause Tenant's Contractors to comply with all policies and procedures established by Landlord from time to time relating to construction by tenants in the Property. The Alterations shall be performed in a manner so as not to disturb or annoy other tenants or users of the Property and shall be performed only during such hours and under such conditions as may be established by Landlord.

         6. Accidents. Tenant shall cause Tenant's Contractors to (a) take all precautions necessary for the prevention of accidents and for the safety of persons and property, and (b) promptly report to Landlord any injury and furnish Landlord a written accident report within 24 hours of the accident and a copy of the accident report filed with its insurance carrier at the time of filing of such report.

         7. Responsibility for Injury. Tenant shall be responsible for any injury or damage to persons or property caused by Tenant's Contractors.

         8. Storage. Tenant's Contractors may not use any space within the Property for the storage, handling or moving of materials or equipment without obtaining Landlord's prior written approval of such use.

         9. Mechanics Liens.

            (a) Tenant shall secure from all Tenant's Contractors, and shall cause to be properly filed prior to the commencement of any Alterations, effective waivers of mechanics liens. Copies of filed waivers shall be delivered to Landlord prior to the commencement of any Alterations.

            (b) Tenant shall promptly pay all Tenant's Contractors. Should any lien be made or filed in connection with the Alterations, Tenant shall bond against or discharge the same within thirty (30) days after receiving notice thereof. If Tenant shall fail to cause such lien to be bonded against or to be discharged within such period, then, in addition to any other right or remedy which Landlord may have under this Lease, at law or in equity, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding. Any amount so paid by Landlord and all costs and expenses incurred by Landlord in connection therewith, together with interest at the Overdue Interest Rate from the respective dates of Landlord's making of the payment and incurring of the cost and expense, shall constitute Additional Rent payable by Tenant under this Lease and shall be paid by Tenant to Landlord on demand.

            (c) Nothing set forth in this Lease shall be deemed or construed as
(i) a consent or request by Landlord, expressed or implied, by inference or otherwise, to any contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any Alteration or repair of or to the Premises; or (ii) giving Tenant or any other person, firm or corporation any right to contract for or to perform any labor or furnish any services or materials that would permit or give rise to a lien against the Premises; or
(iii) evidencing, indicating, or causing an appearance that any Alteration or repair to be done, or caused to be done, by Tenant is or was for the immediate use or benefit of Landlord.

            (d) Upon completion of the Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of liens and receipted bills covering all labor and materials.

                                  EXHIBIT 27.1

                             PLAN OF ADJACENT SPACE